Exhibit 10.37

*	CERTAIN INFORMATION, MARKED BY BRACKETS AND AN ASTERISK, IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

Execution Version

LOAN AGREEMENT

BRIGHTSOURCE IVANPAH FUNDINGS, LLC,

A DELAWARE LIMITED LIABILITY COMPANY

AS BORROWER

CMB INFRASTRUCTURE INVESTMENT GROUP VII, LP,

A CALIFORNIA LIMITED PARTNERSHIP

AS LENDER

DATED AS OF NOVEMBER 21, 2011

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TABLE OF CONTENTS

Page

Exhibits and Schedules

Exhibit A	Form of Guaranty Agreement
Exhibit B	Form of Deposit Account Control Agreement
Exhibit C	Form of Escrow Agreement
Exhibit D-1	Form of Borrower Operating Statement
Exhibit D-2	Form of EB-5 Documentation
Exhibit E	Loan Documents
Exhibit F	Form of Note
Exhibit G	Form of Tax Benefit Agreement
Schedule 4.1(c)	Certain Consents and Authorizations

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LOAN AGREEMENT

THIS LOAN AGREEMENT (this “Agreement”) is dated as of November 21, 2011 (the “Effective Date”), and is by and among BrightSource Ivanpah Fundings, LLC, a Delaware limited liability company (“Borrower”), CMB Infrastructure Investment Group VII, LP, a California limited partnership (“Lender”), and, solely for purposes of guaranteeing Lender’s obligations under Section 4.2(b), CMB Export, LLC, a California limited liability company (“CMB Export”).

RECITALS

A. BrightSource Energy, Inc., a Delaware corporation (“BrightSource”), is the sole member of BrightSource Asset Holdings, LLC, a Delaware limited liability company (“Asset Holdings”), and Asset Holdings, in turn, owns 100% of the membership interests in Borrower (the “Borrower Membership Interests”) and is the sole member of Borrower.

B. Borrower owns 100% of the membership interests (the “Sponsor Member Membership Interests”) in, and is the sole member of, BrightSource Ivanpah Holdings, LLC, a Delaware limited liability company (“Sponsor Member”).

C. Sponsor Member, NRG Solar Ivanpah LLC and Danke Schoen Project LLC are the members of Ivanpah Master Holdings, LLC, a Delaware limited liability company (“Master Holdings”), and Master Holding is the sole indirect owner of the Project Companies.

D. Master Holdings was formed to (i) hold the indirect ownership interests in the entities engaged in the development, construction, ownership and operation of three solar thermal electric generating plants with a combined projected nominal generating capacity of approximately 392 MW (the “Project Facilities”) and certain common facilities serving such plants (the “Shared Facilities”) located in Ivanpah, California (such development, construction, ownership and operation of the Project Facilities and the Shared Facilities on the Real Property are collectively herein defined and referred to as the “Project”) and (ii) engage in any other activities related or incidental thereto or in anticipation thereof.

E. Borrower has previously entered into discussions with representatives of CMB Export, on or about April 1, 2011, to obtain one or more loans in amounts up to $90,000,000 in aggregate principal amount for the development of the Project pursuant to the provisions of the EB-5 foreign investor program as authorized by the United States Citizenship and Immigration Services (“USCIS”).

F. BrightSource will execute and deliver to Lender a Guaranty Agreement, dated as of the Initial Funding Date (as hereinafter defined), a form of which is attached to this Agreement as Exhibit A (the “Guaranty Agreement”), whereby BrightSource shall guaranty all performance and financial obligations of Borrower pursuant to this Agreement.

G. Borrower, Lender and the bank that is the holder of the Borrower Account (as hereinafter defined) will execute and deliver a Deposit Account Control Agreement, dated within two (2) Business Days of the Initial Funding Date, a form of which is attached to this Agreement as Exhibit B (the “Deposit Agreement”), to collaterally secure the obligations of Borrower as incurred pursuant to this Agreement and the Note (as hereinafter defined).

H. Borrower, Lender and an escrow agent (the “Escrow Agent”) will execute and deliver an Escrow Agreement, dated as of the Initial Funding Date, a form of which is attached to this Agreement as Exhibit C (the “Escrow Agreement”), that will establish an account (the “Escrow Account”) to accept transfers from the Borrower Account pursuant to the Deposit Agreement and be used for the purposes described in this Agreement and the Escrow Agreement.

I. Borrower, BrightSource and Lender will execute and deliver a Tax Benefit Agreement, dated as of the Initial Funding Date, a form of which is attached to this Agreement as Exhibit G (the “Tax Benefit Agreement”), accounting for certain tax benefits and liabilities associated with BrightSource’s and Borrower’s ownership of the Project.

J. Borrower has requested that CMB Export, through Lender, originate a loan to Borrower in the principal amount of up to $90,000,000 (the “Loan”), which is to be secured by the Deposit Agreement with respect to all cash flow distributions that are paid to or accrued to the account of Borrower from all sources payable to or attributable to Borrower (as further described in the definition of “Collateral” in Section 1.1 of this Agreement), in conformity with the requirements of the Regional Center, as established by CMB Export with the approval of the USCIS, for originating foreign investor loans to create jobs within targeted employment areas identified by the USCIS.

K. Based upon (i) the structural requirements necessary to comply with the rules and regulations promulgated under the EB-5 Program (as hereinafter defined) as determined by Lender, and (ii) the materials and submissions developed and made by Lender as described in Section 2.1(d)(ii) of this Agreement, the Loan shall facilitate the funding of proceeds to Borrower for purposes of the development and construction of the Project, and, subject to the limitations set forth herein, other purposes, all as more particularly described below.

L. The parties now desire to enter into this Agreement and to proceed with the funding of the Loan proceeds as intended by this Agreement.

NOW, THEREFORE, Borrower and Lender agree as follows:

ARTICLE I

DEFINITIONS

1.1 CERTAIN DEFINED TERMS. In addition to the defined terms set forth throughout this Agreement, the following defined terms used in this Agreement shall have the following meanings (such meanings to be applicable, except to the extent otherwise indicated in a definition of a particular term, both to the singular and the plural forms of the terms defined):

“Accountants” means a firm of certified public accountants of national standing, selected by Borrower and acceptable to Lender.

“Affiliate” as applied to any Person, means any other Person directly or indirectly controlling, controlled by, or under common control with, that Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as applied to any Person, means (a) the possession, directly or indirectly, of the power to vote ten percent (10%) or more of all interests having voting power for the election of directors of such Person or otherwise to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting interests or by contract or otherwise, or (b) the ownership of a general partnership interest, a limited partnership interest or a membership interest (or other ownership interest) representing ten percent (10%) or more of the outstanding limited partnership interests, membership interest or other ownership interests of such Person. In no event shall Lender, Master

Holdings or any Subsidiary of Master Holdings (including the Project Companies) be deemed to be an Affiliate of Borrower.

“Annual Financial Statements” is defined in Section 5.1(b).

“Asset Holdings” is defined in the Recitals hereto.

“Authorized Representative” is defined in Section 2.4(a).

“Available Cash Flow” is defined in Section 6.1(h).

“BLM” means the Bureau of Land Management of the U.S. Department of the Interior.

“BLM Right-of-Way” means one or more right-of-way grants from the BLM enabling the Project Companies to use and occupy the Real Property, consisting of a designated portion of certain lands that are owned by the U.S. government and managed by the BLM.

“Borrower Account” means that certain bank account of Borrower at [*].

“Borrower Membership Interests” is defined in the Recitals hereto.

“Borrower Operating Agreement” means that certain Amended and Restated Limited Liability Company Agreement of BrightSource Ivanpah Fundings, LLC, dated as of April 8, 2011, entered into by BrightSource Asset Holdings, LLC.

“BrightSource” is defined in the Recitals hereto.

“Business Day” means a day of the week (but not a Saturday or Sunday) on which the offices of the national banking institutions are open to the public for carrying on substantially all business functions. Unless specifically referenced in this Agreement as a Business Day, all references to “days” shall be to calendar days.

“CMB Export” is defined in the Recitals hereto.

“Collateral” means all of Borrower’s right, title and interest in and to the Borrower Account and all sums now or hereafter on deposit in or payable from the Borrower Account, that are subject to or are intended to be or become subject to the security interest or lien granted by this Agreement and the Deposit Agreement.

“Confidential Information” is defined in Section 5.2.

“Contaminant” means any pollutant (as that term is defined in 42 U.S.C. 9601(33)) or toxic pollutant (as that term is defined in 33 U.S.C. 1362(13)), hazardous substance (as that term is defined in 42 U.S.C. 9601(14)), hazardous chemical (as that term is defined by 29 CFR Section 1910.1200(c)), toxic substance, hazardous waste (as that term is defined in 42 U.S.C. 6903(5)), radioactive material, special waste, petroleum (including crude oil or any petroleum-derived substance, waste, or breakdown or decomposition product thereof), any constituent of any such substance or waste, including, but not limited to, polychlorinated biphenyls and asbestos, or any other substance or waste

*	Confidential Treatment Requested

deleterious to the environment the release, disposal or remediation of which is now or at any time becomes subject to regulation under any Environmental Law.

“Continuing” is defined in Section 9.1(j).

“Contractual Obligation,” as applied to any Person, means any provision of any securities issued by that Person or any indenture, mortgage, deed of trust, lease, contract, undertaking, document or instrument to which that Person is a party or by which it or any of its properties is bound, or to which it or any of its properties is subject (including, without limitation, any restrictive covenant affecting such Person or any of its properties).

“Court Order” means any judgment, writ, injunction, decree, rule or regulation of any court or Governmental Authority binding upon or applicable the Person in question.

“Default Interest Rate” is defined in Section 2.2(f).

“Delinquent Interest” is defined in Section 2.2(f).

“Delinquent Payment” is defined in Section 2.2(f).

“Delinquent Principal” is defined in Section 2.2(f).

“Deposit Agreement” is defined in the Recitals hereto.

“Dollars” and the symbol “$” means the lawful money of the United States of America.

“EB-5 Documentation” is defined in Section 5.1(b).

“EB-5 Investors” is defined in Section 2.1(d).

“EB-5 Program” is defined in Section 2.1(d).

“Effective Date” is defined in the introductory paragraph hereto.

“Environmental Laws” mean those laws, rules and regulations in effect and adopted by the State of California, together with other federal laws, rules and regulations as adopted by the United States Congress and then in effect, that pertain to the remediation and cleanup of any Contaminants at, on, under, or about the Real Property.

“Environmental Lien” means a Lien in favor of any Governmental Authority for (a) any liability under Environmental Laws, or (b) damages arising from, or costs incurred by such Governmental Authority in response to, a Release or threatened Release of a Contaminant into the environment.

“Escrow Account” is defined in the Recitals hereto.

“Escrow Agent” is defined in the Recitals hereto.

“Escrow Agreement” is defined in the Recitals hereto.

“Event of Default” means any of the occurrences set forth in Section 9.1 of this Agreement, after the expiration of any applicable grace period expressly provided therein.

“Facility Fee” is defined in Section 2.5(a).

“Fixed Rate” is defined in Section 2.1(c).

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board, or in such other statements by such other entity as may be in general use by significant segments of the accounting profession, which are applicable to the circumstances as of the date of determination.

“Governmental Authority” means any nation or government, any federal, state, local, municipal or other political subdivision thereof or any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

“Guaranty Agreement” is defined in the Recitals hereto.

“Indebtedness,” as applied to any Person (and without duplication), means (a) the principal amount of all indebtedness of such Person for borrowed money, whether or not subordinated and whether with or without recourse beyond any collateral security, (b) the principal amount of all indebtedness of such Person evidenced by securities or other similar instruments, (c) all reimbursement obligations and other liabilities of such Person with respect to letters of credit or banker’s acceptances issued for such Person’s account, (d) all obligations of such Person to pay the deferred purchase price of property or services, (e) all obligations of such Person in respect of capital leases, (f) all indebtedness, obligations or other liabilities of such Person or others secured by a Lien on any asset of such Person, whether or not such indebtedness, obligations or liabilities are assumed by, or are a personal liability of, such Person (including, without limitation, the principal amount of any assessment or similar indebtedness encumbering any property), (g) all indebtedness, obligations or other liabilities (other than interest expense liability) in respect of interest rate swap, collar, cap or similar agreements providing interest rate protection and foreign currency exchange agreements, and (h) without duplication or limitation, all liabilities and other obligations included in the financial statements (or notes thereto) of such Person as prepared in accordance with GAAP.

“Initial Funding” is defined in Section 2.1(a).

“Initial Funding Date” is defined in Section 2.1(a).

“Interest Payment Date” is defined in Section 2.1(c).

“Internal Revenue Code” means the Internal Revenue Code of 1986, as amended from time to time hereafter, and any successor statute.

“IRS” means the Internal Revenue Service and any Person succeeding to the functions thereof.

“Laws” means, collectively, all federal, state and local laws, statutes, rules, regulations, policies, ordinances and codes.

“Lender” means CMB Infrastructure Investment Group VII, LP, a California limited partnership, organized in accordance with the requirements for economic development projects within regional centers pursuant to the EB-5 Program as set forth under the Immigration Act of 1990, as amended, and for the purpose of promoting economic growth through, among other things, increased export sales, improved regional productivity, job creation and increased domestic capital investment, and to generate jobs through the EB-5 Program.

“Liabilities and Costs” means all claims, judgments, liabilities, obligations, responsibilities, losses, damages (including lost profits), punitive or treble damages, costs, disbursements and expenses (including, without limitation, reasonable attorneys’, experts’ and consulting fees and costs of investigation and feasibility studies), fines, penalties and monetary sanctions, interest, direct or indirect, known or unknown, absolute or contingent, past, present or future.

“Lien” means any mortgage, deed of trust, pledge, hypothecation, assignment, deposit arrangement, security interest, encumbrance (including, but not limited to, easements, rights-of-way, zoning restrictions and the like), lien (statutory or other), preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever, including without limitation any conditional sale or other title retention agreement, the interest of a lessor under any financing lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement or document having similar effect (other than a financing statement filed by a “true” lessor pursuant to the UCC) naming the owner of the asset to which such Lien relates as secured party, under the UCC or other comparable law of any jurisdiction.

“Loan” is defined in Recitals hereto.

“Loan Account” is defined in Section 2.8.

“Loan Commitment” is defined in Section 2.1(a).

“Loan Documents” means those agreements, instruments and documents (together with any amendments and supplements thereto and replacements thereof, and in recordable form, if necessary) listed on Exhibit E attached hereto as Loan Documents and any other agreements, instruments or documents previously or hereafter executed by Borrower which evidence or secure the Obligations.

“Master Holdings” is defined in the Recitals hereto.

“Master Holdings Operating Agreement” means that certain Amended and Restated Limited Liability Company Agreement of Ivanpah Master Holdings, LLC, dated as of April 5, 2011, entered into by and among Sponsor Member, NRG Solar Ivanpah LLC and Danke Schoen Project LLC.

“Material Adverse Effect” means with, respect to Borrower, a material adverse effect upon the financial condition of Borrower arising from a material impairment of the prospective cash flows and other financial benefits from Master Holdings. The phrase “has a Material Adverse Effect” or “will result in a Material Adverse Effect” or words substantially similar thereto shall in all cases be intended to mean “has resulted, or would reasonably be anticipated to result, in a Material Adverse Effect”, and the phrase “has no (or does not have a) Material Adverse Effect” or “will not result in a Material Adverse Effect” or words substantially similar thereto shall in all cases be intended to mean “does not or would not reasonably be anticipated to result in a Material Adverse Effect”.

“Maturity Date” is defined in Section 2.1(c).

“Minimum Initial Funding” is defined in Section 2.1(a).

“Note” means the Promissory Note, in the original principal amount of $90,000,000 to be executed by Borrower in favor of Lender, as hereafter amended, supplemented, replaced or modified from time to time. Borrower shall execute the Note and deliver it to Lender on the Initial Funding Date. The form of the Note is attached hereto as Exhibit F.

“Obligations” means, from time to time, all Indebtedness of Borrower owing to Lender, or to any of its successors, transferees or assigns, of every type and description, whether or not evidenced by any note, guaranty or other instrument, arising under or in connection with this Agreement or any other Loan Document, whether or not for the payment of money, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising and however acquired. The term includes, without limitation, all interest, charges, expenses, fees, reasonable attorneys’ fees and disbursements, reasonable fees and disbursements of expert witnesses and other consultants, and any other sum now or hereinafter chargeable to Borrower under or in connection with this Agreement or any other Loan Document.

“Operating Statement” is defined in Section 5.1(a).

“Payment Notice” is defined in Section 2.2(e).

“Permit” means any permit, approval, authorization, license, variance or permission required from a Governmental Authority under an applicable Requirement of Law.

“Permitted Distributions” is defined in Section 6.1(h)

“Person” means any natural person, corporation, limited partnership, general partnership, joint stock company, limited liability company, joint venture, association, company, trust, bank, trust company, land trust, business trust or other organization, whether or not a legal entity, or any other non-governmental entity, or any Governmental Authority.

“Prepayment Date” is defined in Section 2.2(a).

“Prepayment of Principal” is defined in Section 2.2(a).

“Proceedings” means, collectively, all actions, suits, arbitrations and proceedings, at law, in equity or otherwise, before, and investigations commenced or threatened by or before, any court or Governmental Authority with respect to a Person.

“Project” is defined in the Recitals hereto.

“Project Companies” means Solar Partners I, LLC, a Delaware limited liability company, Solar Partners II, LLC, a Delaware limited liability company, and Solar Partners VIII, LLC, a Delaware limited liability company.

“Project Facilities” is defined in the Recitals hereto.

“Real Property” means the real property where the Project Facility and the Shared Facilities are located, which real property is subject to the BLM Right-of-Way.

“Recovery” means the recovery of any damages or other compensation from any third party with respect to the Project or any part thereof, including without limitation, amounts payable for or on account of any loss, damage or injury, failure of title or other defect or impairment of title, loss of or restriction on use, operation or occupancy, or diminution in value, including without limitation with respect to any of the foregoing, any awards, moneys, damages or other compensation from any third party with respect to the Project, or any part thereof, as compensation for taking title to or possession of, or for damage to the Project, by reason of any condemnation, eminent domain, change of grade, or other Proceedings and any such awards, moneys, damages or compensation in lieu of condemnation, recoveries under any property damage insurance policies (excluding rental or business interruption insurance), under any judgments or awards made by any court, arbitrator or other authority, and under any warranties or indemnities or other sums paid under other agreements relating to the Project which are not used to repair or restore the Project in accordance with the Loan Documents or to reimburse Borrower for expenditures made by Borrower on the corresponding item.

“Release” means the release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environment or into or out of any property, including the movement of Contaminants through or in the air, soil, surface water, groundwater or property.

“Remedial Action” means any action required by applicable Environmental Laws to (a) clean up, remove, treat or in any other way address Contaminants in the indoor or outdoor environment; (b) prevent the Release or threat of Release or minimize the further Release of Contaminants so they do not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment; or (c) perform pre-remedial studies and investigations and post-remedial monitoring and care.

“Requirements of Law” means, as to any Person, the charter and by-laws, partnership agreement, operating agreement or other organizational or governing documents of such Person, and any law, rule or regulation, Permit, or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject, including without limitation, applicable securities laws, and any certificate of occupancy, zoning ordinance, building, environmental or land use requirement or Permit or occupational safety or health law, rule or regulation.

“Shared Facilities” is defined in the Recitals hereto.

“Sponsor Member” is defined in the Recitals hereto.

“Sponsor Member Membership Interest” is defined in the Recitals hereto.

“Sponsor Member Operating Agreement” means that certain Amended and Restated Limited Liability Company Agreement of BrightSource Ivanpah Holdings, LLC, dated as of April 5, 2011, entered into by BrightSource Ivanpah Fundings, LLC.

“Subsidiary” means each Person which is wholly-owned by Borrower and/or by another Subsidiary of Borrower, as applicable.

“Taxes” means all federal, state and local net income taxes.

“Tax Benefit Monetization Transaction” means any transaction (or series of transactions) entered into on or after the date hereof resulting in the direct or indirect transfer of Tax Benefits by BrightSource or any Affiliate thereof (including Sponsor Member) to a Tax Equity Investor or any other Person. The amount of “proceeds” of a Tax Benefit Monetization Transaction means the amount of any actual cash or cash equivalents received in respect thereof.

“Tax Benefit Agreement” is defined in the Recitals hereto.

“Tax Benefits” means any loss, deduction, credit or depreciation for federal, state or local income tax purposes (including federal investment tax credits) or other non-cash tax benefits arising from or associated with the Project.

“Tax Equity Investor” means a Person that purchases an equity interest in one or more Project Companies or any Affiliate of Sponsor after the date of this Agreement that is investing primarily to take advantage of the Tax Benefits of the Project.

“Tranche” is defined in Section 2.1(a).

“UCC” means the Uniform Commercial Code as in effect on the date hereof in the State of California; provided that if by reason of mandatory provisions of law, the perfection or the effect of perfection or non-perfection of any security interest in any Collateral or the availability of any remedy hereunder is governed by the Uniform Commercial Code as in effect on or after the date hereof in any other jurisdiction, “Uniform Commercial Code” means the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or effect of perfection or non-perfection or availability of such remedy.

“Unmatured Event of Default” means an event which, with the giving of notice or the lapse of time, or both, would constitute an Event of Default.

“USCIS” is defined in the Recitals hereto.

1.2 COMPUTATION OF TIME PERIODS. In this Agreement, in the computation of periods of time from a specified date to a later specified date, unless otherwise specified, the word “from” means “from and including” and the words “to” and “until” each mean “to and including”. Periods of days referenced to in this Agreement shall be counted in calendar days unless Business Days are expressly prescribed.

1.3 TERMS.

(a) Any accounting terms used in this Agreement which are not specifically defined shall have the meanings customarily given them in accordance with GAAP.

(b) The words “hereof,” “herein,” “hereby,” “hereunder” and similar terms refer to this Agreement as a whole and not to any particular provision of this Agreement. Article, section, subsection, clause, exhibit and schedule references are to this Agreement unless otherwise specified. Any reference in this Agreement to this Agreement or to any other Loan Document includes any and all amendments, modifications, supplements, renewals or restatements thereto or thereof, as applicable. Each defined term shall be applicable, except to the extent otherwise indicated in the definition thereof, to both the singular and the plural forms thereof.

(c) In each case where the consent or approval of Lender is required, or its non-obligatory action is requested by Borrower, such consent, approval or action shall be in the sole discretion of Lender, unless otherwise specifically indicated.

ARTICLE II

THE LOAN

2.1 LOAN TERMS.

(a) Funding Amounts. Lender agrees to loan to Borrower the principal amount not to exceed Ninety Million Dollars ($90,000,000.00) (“Loan Commitment”). In consideration therefor, Borrower agrees to pay to Lender amounts equal to the principal and interest coming due on the Loan as and when due as provided herein. The Loan shall be designated the “$90,000,000 CMB Infrastructure Investment Group VII Loan”. The determination of all subsequent dates, such as the Maturity Date (as hereinafter defined) and the Prepayment Date (as hereinafter defined), shall be based upon the date of the disbursement of the initial advance by Lender to Borrower (the “Initial Funding”) pursuant to this Agreement (the date of such Initial Funding shall be referred to herein as the “Initial Funding Date”). The amount of the Initial Funding shall not be less than $80,000,000 (the “Minimum Initial Funding”). Each subsequent disbursement of loan proceeds by Lender to Borrower pursuant to this Agreement (each such disbursement, a “Tranche”) shall be made in the principal amount of $500,000 or any multiple thereof. Each Tranche shall be disbursed by Lender directly to Borrower or to an account designated by Borrower.

(b) Disbursement of the Loan Proceeds. As soon as reasonably practicable upon obtaining the EB-5 Program approvals referenced in Section 2.1(d)(i) sufficient to advance the Minimum Initial Funding, Lender shall provide notice of the availability of the Minimum Initial Funding to Borrower (a “Funding Notice”). Borrower shall satisfy the conditions set forth in Article III within ten (10) Business Days after receiving the Funding Notice, which is intended to provide adequate time for Borrower to establish the necessary notice and time periods with a prior lender for the repayment of other loans simultaneously with the advance of the Minimum Initial Funding and to satisfy the other conditions precedent set forth in Section 3.1. Upon satisfaction of the conditions set forth in Article III (either prior to or concurrently with making the Initial Funding), Lender shall advance to Borrower the Minimum Initial Funding. When a subsequent Tranche becomes available upon obtaining the EB-5 Program approvals referenced in Section 2.1(d)(i), Lender shall provide a Funding Notice to Borrower for informational purposes at least one (1) Business Day prior to the funding of any subsequent Tranche.

(c) Interest; Maturity Date. The outstanding principal balance of the Loan shall bear interest at the rate of five percent (5.0%) per annum (the “Fixed Rate”), calculated from the date of disbursement of the applicable Tranche by Lender to Borrower, until repaid as set forth in this Agreement and the other Loan Documents. Interest on the Loan shall be computed on an actual-day basis of a year equal to 365/366 days, and shall be payable, in arrears, quarterly on each January 1, April 1, July 1, and October 1 following the Initial Funding Date (each such date is defined herein as an “Interest Payment Date”), with the final interest payment being due and payable on the Maturity Date. The Loan shall mature seventy-two (72) months from the Initial Funding Date (the “Maturity Date”). (e.g., if the Initial Funding Date of the Loan were to occur on April 1, 2012, then the Maturity Date would be March 31, 2018).

(d) Requirements of EB-5 Program for Lender.

(i) Lender hereby covenants that it is an approved and federally-designated “regional center,” and is authorized and intends to raise capital from foreign investors (“EB-5

Investors”) who seek to obtain permanent residency in the United States in accordance with the EB-5 investor visa program of the Immigration and Nationality Act (the “EB-5 Program”). It is anticipated that each EB-5 Investor will make an investment with Lender of Five Hundred Thousand Dollars ($500,000). Such funds shall initially be held by Lender in an interest bearing trust account for the benefit of each EB-5 Investor until such time as each such EB-5 Investor has been initially approved by the USCIS for temporary residency in the United States or there have been three (3) I-526 petition approvals issued to the EB-5 Investors participating as limited partners in the Lender. Lender shall disburse each Tranche to Borrower as soon as commercially practicable after such approval or approvals have been obtained from the USCIS, but in any event in accordance with Section 2.1(a), provided that the Initial Funding shall not be less than the Minimum Initial Funding.

(ii) Lender further covenants that, based on its own evaluation of all relevant matters requested by Lender and submitted by Borrower, Lender shall (a) prepare and submit the requisite business plan and financial information necessary to obtain the requisite approvals from the USCIS for funding of the Loan through the EB-5 Program, (b) review and analyze all materials, including financial information, requested by Lender and submitted by Borrower to enable Lender to proceed with the underwriting of the Loan upon receiving the requisite approvals from the USCIS, and (c) structure this Agreement, the Loan, and other Loan Documents to comply with the requirements of the EB-5 Program and the USCIS. Without limiting the foregoing, Lender represents that, so long as Borrower completes the EB-5 Documentation as provided in this Agreement in accordance with Section 5.1(b) and Exhibit D-2), such EB-5 Documentation will be sufficient to satisfy the requirements of the EB-5 Program. During the term of the Loan, Lender shall make all the required submissions and take all necessary actions to cause the Loan to remain in compliance with the requirements of the EB-5 Program and any other applicable requirements in effect or later imposed by the USCIS or other applicable Governmental Authority concerning the Loan and this Agreement. Lender shall also be solely responsible for monitoring the required submissions to be made by EB-5 Investors and/or their counsel for purposes of obtaining (y) the necessary approvals of I-526 petitions from the USCIS for temporary residency in the United States in accordance with the requirements of the EB-5 Program and (z) the requisite I-829 petition approvals for permanent residency in the United States pursuant to the EB-5 Program.

(iii) Borrower acknowledges that, to maintain compliance with the rules and regulations promulgated under the EB-5 Program, Lender is required to invest its funds with third parties located within the geographic area that constitutes Lender’s “regional center,” and that Lender, based upon its sole and absolute discretion and the development of the materials set forth in Section 2.1(d)(ii) above, has determined to allocate the Loan to Borrower as a qualified third party in compliance with the rules and regulations promulgated under the EB-5 Program.

(e) Requirements of EB-5 Program for Borrower. Borrower shall use the proceeds of the Loan solely for the purpose of funding, or reimbursing expenses previously paid or incurred for, the Project, including those expenses paid or incurred prior to the Initial Funding Date, and otherwise in accordance with the terms and conditions of this Agreement. Borrower shall submit to Lender the EB-5 Documentation as provided in Section 5.1(b). Failure of Borrower to use the proceeds of the Loan in accordance with the terms and conditions of this Agreement or to provide the EB-5 Documentation shall be a default pursuant to Section 9.1(h). Borrower further represents that the dollar amount of the total funds anticipated to be expended on the Project are approximately $2.2 billion.

(f) Termination of Loan.

(i) Failure to Advance Minimum Initial Funding. If the Minimum Initial Funding has not been advanced and loaned by Lender to Borrower on or prior to September 30, 2012 (and no amounts have otherwise been advanced or loaned by Lender to Borrower hereunder), Borrower may, at any time thereafter, terminate this Agreement and each of the other Loan Documents effective immediately upon delivery of notice to Lender and without any further action required by Borrower or Lender. From and after the date of such termination, this Agreement and each of the other Loan Documents shall be of no further force or effect and no funds will be advanced or loaned hereunder.

(ii) Outside Date for Advances. Notwithstanding Sections 2.1(b) and 2.1(d)(i), no Tranche shall be advanced at any time after December 31, 2012.

2.2 REPAYMENT OF THE LOAN. Borrower hereby agrees to pay, directly to Lender, interest and/or principal equal to the amount thereof coming due on each Interest Payment Date or Maturity Date under this Agreement. The Loan shall be repaid in the amounts and at the times as provided in this Agreement.

(a) Principal. The outstanding principal balance of the Loan shall be due and payable on the Maturity Date, and such amount shall be paid in immediately available funds. Except as provided in Section 2.2(b) and 2.2(g) below, and except as to any prepayments caused by Lender pursuant to this Agreement or the Escrow Agreement, Borrower shall not prepay the Loan, or any portion thereof, at any time prior to the expiration of forty-two (42) months following the Initial Funding Date (the “Prepayment Date”), without first obtaining the written consent of Lender, which consent may be withheld in Lender’s sole and absolute discretion. Borrower acknowledges that the EB-5 Program requires, among other things, that the Loan remain outstanding, except for EB-5 Investors whose I-829 petitions have been submitted to the USCIS, together with all other EB-5 compliance materials from Borrower Exhibit D-2, and which EB-5 Investors have been approved for permanent residency in the United States by the USCIS (the “Cleared Investors”), at least until the Prepayment Date. It is recognized and agreed that if Borrower were to prepay the Loan, or any portion thereof (other than the portion attributable to Cleared Investors), prior to the Prepayment Date, such prepayment will jeopardize Lender’s investment program with respect to the EB-5 Investors who are not Cleared Investors and the ability of the EB-5 Investors who are not Cleared Investors to obtain the benefits under the EB-5 Program thus causing Lender and its Affiliates to suffer irreparable harm and damages. After the Prepayment Date (subject to the provisions of Section 2.2(f) below), Borrower may, without penalty or premium, prepay all or any portion of the Loan and may remit periodic payments of principal at the sole discretion of Borrower (“Prepayment of Principal”); provided, however, that any Prepayment of Principal shall be equal to not less than 5% of the then outstanding principal amount of the Loan and in increments of $500,000.

(b) Partial Prepayment for Cleared Investors. Lender shall provide reports to Borrower, at the same time Lender submits each invoice as provided in Section 2.2(d) any time after the 27th month after the Initial Funding Date, which report shall set forth the number of Cleared Investors as of the report date (the “Cleared Investor Report”). Notwithstanding Section 2.2(a), Borrower may, concurrently with making its interest payment on the Interest Payment Date, make a Prepayment of Principal in a minimum amount of 5% of the then-outstanding principal amount of the Loan and in increments of $500,000, and a maximum amount of (i) the number of Cleared Investors on such Cleared Investor Report (less any Cleared Investors with respect to which Borrower has previously remitted a Prepayment of Principal), multiplied by (ii) $500,000. Any Prepayment of Principal pursuant to this Section 2.2(b) shall be in increments of $500,000.

(c) Prepayment Deposits to Borrower Account. Borrower shall cause a deposit to be made to the Borrower Account in the amount of $5,000,000 on or before each of December 31, 2014, December 31, 2015, December 31, 2016 and December 31, 2017 (for a total funding of $20,000,000 over a four-year period), in each case less (i) the amount funded by BrightSource to the Borrower Account in the preceding 12-month period pursuant to the Tax Benefit Agreement, and (ii) any Prepayments of Principal made in the preceding 12-month period. In no event will the funding required under this Section 2.2(c), when added to the aggregate amount on deposit in the Borrower Account and the Escrow Account at the time such funding is required, exceed the amount of then-outstanding principal of the Loan.

(d) Interest. Interest shall be payable as set forth in Section 2.1(c) of this Agreement. Lender shall submit invoices to Borrower on a quarterly basis, at least ten (10) days prior to each Interest Payment Date. All payments shall be first applied to interest and then to principal.

(e) Payments from Escrow Account. Borrower may make any payment required or permitted to be made hereunder, including any payment of Interest, a Prepayment of Principal or other payment, by written direction to the Escrow Agent to make such payment from the Escrow Account to Lender pursuant to the Escrow Agreement (a “Payment Notice”) except that moneys on deposit in the Escrow Account pursuant to subsection (c) above shall only be used for the Prepayment of Principal. Upon Borrower directing Escrow Agent to make a payment pursuant to a Payment Notice, so long as sufficient funds to pay the amount indicated in the Payment Notice are on deposit in the Escrow Account at the time Borrower Issues the Payment Notice and the Escrow Agent makes such payment to Lender as provided in the Escrow Agreement, the payment indicated in the Payment Notice shall be deemed to have been made by Borrower.

(f) Late Charges; Default Interest Rate. In lieu of the imposition of any late charges for payments not made by Borrower to Lender as of any Interest Payment Date (“Delinquent Interest”), the date of any required deposit pursuant to subsection (c) above or the Maturity Date (“Delinquent Principal”), as applicable, a three and one-half percent (3.5%) per annum interest charge shall be added to the Fixed Rate (the “Default Interest Rate”) and shall be applied for the number of days any payment remains unpaid as to (i) any interest payment not made on or before the ninth (9th) calendar day subsequent to each Interest Payment Date (i.e., January 10, April 10, July 10 and October 10), (ii) any deposit to the Escrow Account as of each applicable December 31 in accordance with Section 2.2(c), and (iii) as of the Maturity Date for the payment in whole of the outstanding principal balance of the Loan and the accrued and unpaid interest due and payable as of the Maturity Date. Each amount of Delinquent Interest, a delinquent Escrow Account deposit and Delinquent Principal (collectively, a “Delinquent Payment”) shall bear interest at the Default Interest Rate until such payment is made in full to Lender or to the Escrow Account, as applicable. Borrower and Lender agree that this Default Interest Rate represents a reasonable sum considering all of the circumstances existing on the date hereof and represents a fair and reasonable estimate of the costs that Lender will incur by reason of late payment. Borrower and Lender further agree that proof of actual damages would be costly and inconvenient. Acceptance of any payments of the Default Interest Rate shall not constitute a waiver of a default with respect to an overdue installment, and shall not prevent Lender from exercising any of the other rights available hereunder or any other Loan Document. Such Default Interest Rate shall be paid without prejudice to any rights of Lender.

(g) Acceleration of Certain Interest Payments. In the event Borrower fails to make two (2) consecutive interest payments to Lender or two (2) interest payments in any twelve-month period, Lender may accelerate payment of the amount of interest coming due on the next two (2) succeeding Interest Payment Dates after written notice from Lender to Borrower, so that all such interest for the next two (2) Interest Payment Dates, together with all Delinquent Payments, shall be due and payable on (i)

the tenth (10th) calendar day of the month following the month in which the second (2nd) interest payment was not made. Such amounts of interest that are subject to acceleration shall only be payable on invoice from Lender delivered to Borrower at least ten (10) days prior to the due date thereof. Thereafter, Borrower shall continue to remit quarterly interest payments in accordance with the Note and this Agreement.

(h) Application of Prepayments. Any prepayments of the Loan, whether pursuant to this Section 2.2, Section 6.1(h) or otherwise at the discretion of Borrower, or any other prepayment amounts made by Borrower to Lender, shall be applied to the repayment in whole or in part of the Loan entered into pursuant to this Agreement as originated by Lender.

2.3 FUNDING OF LOAN

(a) Amount Outstanding. The outstanding principal balance of all Tranches that shall be made pursuant to this Agreement shall not exceed the Loan Commitment.

(b) Lender Agreement. Subject to the terms and conditions set forth in this Agreement, (i) Lender hereby agrees to advance Tranches of the Loan to Borrower from time to time until the Loan has been fully funded, in an aggregate principal amount which shall not exceed the Loan Commitment at any time, and (ii) Lender shall disburse Loan proceeds as described in Section 2.1.

2.4 AUTHORIZED REPRESENTATIVES; FUND TRANSFERS.

(a) Generally. Borrower and Lender shall each designate in writing by notice to the other party an individual a person authorized to sign any required notices on behalf of Borrower or Lender, as applicable, under the Loan Documents (each, an “Authorized Representative”). Borrower and Lender agree to be bound by any request (i) authorized or transmitted by its Authorized Representative on behalf of Borrower or Lender, as applicable, or (ii) made in Borrower’s or Lender’s, as applicable, name by an Authorized Representative and accepted by Lender or Borrower, as applicable, in good faith and in compliance with these instructions, even if not properly authorized by Borrower or Lender, as applicable. Borrower and Lender further agree and acknowledge that Lender and Borrower, as applicable, may rely solely on any bank routing number or identifying bank account number or name provided by its Authorized Representative to effect a wire transfer of funds even if the information provided by such Authorized Representative identifies a different bank or account holder than those named by Borrower or Lender, as applicable. Neither Lender nor Borrower is obligated or required in any way to take any actions to detect errors in information provided by an Authorized Representative. If Borrower or Lender takes any actions in an attempt to detect errors in the transmission or content of transfer requests or takes any actions in an attempt to detect unauthorized funds transfer requests, Lender and Borrower, as applicable, agree that no matter how many times Lender or Borrower, as applicable, takes these actions, Lender or Borrower, as applicable, will not in any situation be liable for failing to take or correctly perform these actions in the future, and such actions shall not become any part of the transfer disbursement procedures authorized under this Agreement, the other Loan Documents, or any agreement between Lender and Borrower. Borrower and Lender agree to notify the other party of any errors in the transfer of any funds or of any unauthorized or improperly authorized transfer requests within fourteen (14) days after confirmation of such transfer. Without limiting the foregoing, in no event shall Borrower be obligated to report to, seek consent from, or otherwise communicate with the EB-5 Investors, and Lender shall be the sole contact with such EB-5 Investors for all matters relating to the Loan Documents and the Loan.

(b) Payment Methods. Lender shall remit Loan proceeds as the same become available from the EB-5 Investors, subject to Section 2.1, to Borrower hereunder by wire transfer of immediately available funds. Lender may delay or refuse to accept a payment from Borrower if the payment would: (i) violate the terms of this Section 2.4, (ii) require use of a bank unacceptable to Lender or prohibited by any Governmental Authority, or (iii) cause Lender to violate any Federal Reserve or other regulatory risk control program or guideline.

(c) Limitation of Liability. Lender shall not be liable to Borrower or any other parties for (i) errors, acts or failures to act of parties other than Lender or its Affiliates (including CMB Export), including other entities, banks, communications carriers or clearinghouses, through which Borrower’s transfers may be made or information received or transmitted, and no such entity shall be deemed an agent of Lender, (ii) any loss, liability or delay caused by fires, earthquakes, wars, civil disturbances, power surges or failures, acts of government, labor disputes, failures in communications networks, legal constraints or other events beyond Lender’s control, or (iii) any special, consequential, indirect or punitive damages, whether or not any claim for these damages is based on tort or contract, or Lender or Borrower knew or should have known the likelihood of these damages in any situation. Lender makes no representations or warranties other than those expressly made in this Agreement.

2.5 FEES.

(a) Facility Fee. Borrower shall pay, or cause to be paid, to CMB Export a document preparation fee equal to $75,000.00 within ten (10) days after the Effective Date. Borrower shall also pay to CMB Export the amount equal to 0.75% of the total principal amount of the Loan as actually funded by Lender determined on the earliest to occur of (a) when the Loan has been funded for the full $90,000,000 principal amount, (b) the time upon which Lender funds at least the Minimum Initial Funding but less than the Loan Commitment as a result of one or more EB-5 Investors failing to qualify for participation in the EB-5 Program by the USCIS and provides written notice to Borrower that the full $90,000,000 of the Loan will not be funded and stating the then applicable principal amount of the Loan, or (c) the date specified in Section 2.1(f)(ii), in each case not to exceed a maximum of $675,000 (the “Facility Fee”). Borrower shall pay the Facility Fee within thirty (30) days after the date determined by the previous sentence, which Facility Fee shall be remitted by Borrower to CMB Export from other legally available funds of Borrower.

(b) Payment of Fees. The fees described in this Section 2.5 represent compensation for services rendered and to be rendered separate and apart from the lending of money or the provision of credit and do not constitute compensation for the use, detention or forbearance of money, and the obligation of Borrower to pay such fees shall be in addition to, and not in lieu of, the obligation of Borrower to pay interest, other fees and expenses otherwise described in any Loan Document. All fees shall be payable when due in immediately available funds and in Dollars, and shall be non-refundable when paid.

2.6 PAYMENTS.

(a) Principal Prepayments. Borrower may prepay all or any portion of the Loan in accordance with Section 2.2(a) of this Agreement. Any notice of prepayment given to Lender under this Agreement shall specify the approximate date of prepayment and the principal amount of the prepayment.

(b) Manner and Time of Payment. All payments of principal, interest and fees hereunder payable to Lender shall be made, without condition or reservation of right and free of set-off or counterclaim, in Dollars, either by authorized debit or by wire transfer (pursuant to Lender’s written wire transfer instructions) of immediately available funds, not later than 11:00 A.M. (Pacific time) on the date due; and funds received by Lender after that time and date shall be deemed to have been paid on the next succeeding Business Day.

(c) Payments on Non-Business Days. Whenever any payment to be made by Borrower hereunder or under any other Loan Document is stated to be due on a day which is not a Business Day, payment shall be made on the next succeeding Business Day, and such extension of time shall be included in the computation of the payment of interest under Section 2.1(c).

2.7 ADDITIONAL SECURITY; REPORTS. The following provisions shall apply only from and after the Initial Funding Date:

(a) Other Financings, Revenues and Sale of Tax Credits. Pursuant to the terms of this Agreement, the Deposit Agreement and the Escrow Agreement, all Available Cash Flow shall be payable to and held pursuant to the terms of the Deposit Agreement and the Escrow Agreement in the manner and until all obligations incurred by Borrower pursuant to this Agreement have been satisfied in whole until no portion of the Loan, both as to the principal and interest and other reimbursements and payments to Lender, remains outstanding and unpaid.

(b) Security. Borrower hereby assigns and sets over to Lender all Borrower’s right, title and interest in and to the Available Cash Flow.

(c) Reports. Borrower shall provide to Lender the documentation, reports and other statements as required pursuant to Section 5.1.

(d) Guaranty Agreement. As a material inducement to Lender in agreeing to enter into this Agreement with Borrower and to establish the Loan with Borrower, Borrower has agreed to obtain the Guaranty Agreement from BrightSource in the form as attached to this Agreement to be duly executed and delivered to Lender as of the Initial Funding Date. Lender acknowledges that but for the execution and delivery of the Guaranty Agreement to guaranty all Obligations of Borrower and all other performance requirements of Borrower under this Agreement, Lender would not have originated the Loan to Borrower. An Event of Default shall be deemed to have occurred pursuant to Article IX hereof upon any failure of the Guaranty Agreement to be in full force and effect at any time after the Initial Funding Date and during the remaining term of this Agreement, and during such period of time as the Obligations remain outstanding and the Loan has not been repaid in full as to principal and interest and all other requirements pursuant to the Deposit Agreement and Escrow Agreement have been fully satisfied by Borrower.

2.8 LENDER’S ACCOUNTING. Lender shall maintain a loan account (the “Loan Account”) on its books, in which shall be recorded (a) the principal amount of the Loan owing from time to time, and (b) all advances and repayments of principal and payments of accrued interest as provided in this Agreement, separately identifying Tranches advanced to Borrower and Prepayments of Principal. All entries in the Loan Account shall be made in accordance with Lender’s customary accounting practices as in effect from time to time. Monthly or at such other interval as is customary with Lender’s practice, Lender will render a statement of the Loan Account to Borrower. Each such statement shall be deemed final, binding and conclusive upon Borrower in all respects as to all matters reflected therein (absent manifest error), unless Borrower, within sixty (60) days after the date such statement is mailed or otherwise delivered to Borrower, delivers to Lender written notice of any objections (with adequate specificity to describe the basis for such objections) which Borrower may have to any such statement. Notwithstanding the foregoing, Lender’s entries in the Loan Account evidencing the status of the Loan and other financial accommodations made from time to time shall be final, binding and conclusive upon Borrower (absent manifest error) as to the existence and amount of the Obligations recorded in the Loan Account.

ARTICLE III

CONDITIONS TO DISBURSEMENTS

3.1 LENDER CONDITIONS TO TRANCHES. The obligation of Lender to fund the Initial Funding or any subsequent Tranches to Borrower shall be subject to satisfaction of (i) the applicable conditions set forth in Article II, and (ii) the following conditions:

(a) No Event of Default. After giving effect to each Tranche, no Event of Default or Unmatured Event of Default shall exist.

(b) Fees and Expenses. Borrower shall have paid all expenses of Lender that are then due and owing under this Agreement or the other Loan Documents.

(c) Other Loan Documents. Borrower shall execute and deliver the Guaranty Agreement, the Deposit Agreement (except as provided in the next sentence), the Escrow Agreement and the Tax Benefit Agreement, all effective as of the Initial Funding Date, and such Loan Documents shall be in full force and effect and there shall be no defaults or events of default under such Loan Documents. Notwithstanding the foregoing, the Initial Funding Date may occur without Borrower’s execution and delivery of the Deposit Agreement, provided that, in such event, Borrower shall execute and deliver the Deposit Agreement no later than two (2) Business Days after the Initial Funding Date.

(d) Representations and Warranties. Borrower shall have delivered a certificate to Lender, effective as of the Initial Funding Date, stating that, except as set forth in such certificate, all of Borrower’s representations and warranties set forth in Section 4.1 are true and correct in all material respects. If any exceptions set forth in such certificate give rise to a Material Adverse Effect, Lender may elect not to fund such Initial Funding or other Tranche.

3.2 BORROWER CONDITION TO TRANCHES. The obligation of Borrower to borrow the Initial Funding Amount or the amount of any subsequent Tranches shall be subject to Lender having delivered a certificate to Borrower, effective as of the Initial Funding Date, stating that, except as set forth in such certificate, all of Lender’s representations and warranties set forth in Section 4.3 are true and correct in all material respects. If any exceptions set forth in such certificate would materially impair Lender’s ability to perform under the Loan Documents, Borrower may elect not to accept the proceeds of such Initial Funding or other Tranche.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

4.1 REPRESENTATIONS AND WARRANTIES OF BORROWER. Borrower shall represent and warrant to Lender on the Initial Funding Date pursuant to the certificate to be delivered pursuant to Section 3.1(c) as follows:

(a) Organization; Limited Liability Company Powers. (i) Borrower is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware, and (ii) Borrower has all requisite limited liability company power to conduct its business as proposed to be conducted in accordance with the Loan Documents.

(b) Authority. Borrower has the requisite limited liability company power and authority to execute, deliver and perform each of the Loan Documents to which Borrower is a party. The execution, delivery and performance thereof, and the consummation of the transactions contemplated thereby, have been duly approved by the members of Borrower, and no other proceedings or authorizations on the part of Borrower or its members are necessary to consummate such transactions, except for such as have been obtained or effected (and true and correct copies of which have been delivered to Lender). Each of the Loan Documents to which Borrower is a party has been duly executed and delivered by Borrower and (assuming due authorization, execution and delivery by Lender and any other parties thereto) constitutes the legal, valid and binding obligation of Borrower, enforceable against Borrower in accordance with its terms, subject to bankruptcy, insolvency and other laws affecting creditors’ rights generally and general principles of equity.

(c) No Conflict. The execution, delivery and performance by Borrower of the Loan Documents to which Borrower is a party, and each of the transactions contemplated thereby, do not and will not (i) conflict with or violate Borrower’s operating agreement, certificate of formation or other organizational documents, (ii) conflict with, result in a breach of or constitute (with or without notice or lapse of time or both) a default under any Requirement of Law or Court Order binding upon Borrower or any of its members, (iii) assuming the consents and authorizations set forth on Schedule 4.1(c) have been made, obtained or given, conflict with, result in a breach of or constitute (with or without notice or lapse of time or both) a default under, or require termination of any Contractual Obligation of Borrower, or (iv) result in or require the creation or imposition of any Lien whatsoever upon any assets of Borrower, except those Liens created by or permitted by the Loan Documents.

(d) Consents and Authorizations. Except as set forth on Schedule 4.1(d), no consent or authorization is required pursuant to Borrower’s Contractual Obligations with any other Person to allow Borrower to lawfully execute, deliver and perform its obligations under the Loan Documents to which Borrower is a party.

(e) Governmental Regulation. Borrower is not subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act, the Investment Company Act of 1940 or any other federal or state statute or regulation such that Borrower’s ability to incur indebtedness is limited or its ability to consummate the transactions contemplated by the Loan Documents is materially impaired.

(f) Litigation; Compliance.

(i) There is no Proceeding pending or, to the best of Borrower’s knowledge, threatened against Borrower or any of Subsidiaries of Borrower which would have a Material Adverse Effect.

(ii) Borrower is neither (A) in violation of any applicable Law, or (B) subject to or in default with respect to any Court Order.

(g) No Material Adverse Effect. With respect to any and all information contained in the writings, documents and other information delivered to Lender by Borrower prior to the Initial Funding Date, no event (other than any event that is publicly known) has occurred on or after the Effective Date concerning Borrower, BrightSource or the Project which would have a Material Adverse Effect.

(h) Payment of Taxes. All tax returns and reports to be filed by Borrower have been timely filed, and all taxes, assessments, fees and other governmental charges shown on such returns or otherwise payable by Borrower have been paid when due and payable, except such taxes, if any, as are reserved against in accordance with GAAP and are being contested in good faith by appropriate proceedings and subject to such extensions of the filing and/or due date thereof as Borrower shall have obtained. Borrower has no knowledge of any proposed tax assessment that would have a Material Adverse Effect.

(i) Purpose of Entity. Borrower, at all times since its formation, (i) has complied with the provisions of its organizational documents and the laws of the State of Delaware relating to limited liability companies, and (ii) has never held the equity interests of any entity other than the Sponsor Member Membership Interest.

4.2 NO REPRESENTATION AS TO OFFERING MATERIALS; INDEMNITY.

(a) Offering Materials. Lender acknowledges that none of Borrower, BrightSource or any of their Affiliates participated in the preparation of, reviewed, or are making any representations as to the accuracy or completeness of any marketing or offering materials provided by Lender, CMB Export or any of the their Affiliates in connection with soliciting funds from EB-5 Investors, and Borrower expressly disclaims any such marketing or offering materials on behalf of itself, BrightSource and their Affiliates. Lender shall inform the EB-5 Investors in such offering materials that they were prepared solely by Lender and that neither Borrower, BrightSource or any of their Affiliates participated in the preparation of, reviewed, or makes any representation or warranty with respect to, such offering materials.

(b) Indemnity. Lender shall indemnify and hold Borrower, BrightSource and their Affiliates harmless from and against (i) any claims from EB-5 Investors arising from misstatements or omissions in the offering materials referenced in Section 4.2(a) and (ii) any claims by, or arising out of actions by, EB-5 Investors relating to compliance with the EB-5 Program or the sufficiency of the EB-5 Documentation for purposes of establishing the permanent residency of EB-5 Investors provided that, in the case of this clause (ii), Borrower has complied with the express requirements of this Agreement as it relates to the EB-5 Program and the EB-5 Documentation. CMB Export, by executing this Agreement, hereby guarantees the performance of Lender under this Section 4.2(b) and the payment of any amounts owed by Lender to Borrower pursuant to this Section 4.2(b).

4.3 REPRESENTATIONS AND WARRANTIES OF LENDER. Lender shall represent and warrant to Borrower on the Initial Funding Date pursuant to the certificate to be delivered pursuant to Section 3.2 as follows:

(a) Organization; Limited Partnership Powers. (i) Lender is a limited partnership duly organized, validly existing and in good standing under the laws of the State of California, and (ii) Lender has all requisite limited partnership power to conduct its business as proposed to be conducted in accordance with the Loan Documents.

(b) Authority. Lender has the requisite limited partnership power and authority to execute, deliver and perform each of the Loan Documents. The execution, delivery and performance thereof, and the consummation of the transactions contemplated thereby, have been duly approved by the general partner of Lender, and no other proceedings or authorizations on the part of Lender or its partners are necessary to consummate such transactions, except for such as have been obtained or effected. Each of the Loan Documents has been duly executed and delivered by Lender and (assuming due authorization, execution and delivery by Borrower and any other parties thereto) constitutes the legal, valid and binding obligation of Lender, enforceable against Lender in accordance with its terms, subject to bankruptcy, insolvency and other laws affecting creditors’ rights generally and general principles of equity.

(c) No Conflict. The execution, delivery and performance by Lender of the Loan Documents, and each of the transactions contemplated thereby, do not and will not (i) conflict with or violate Lender’s limited partnership agreement, certificate of formation or other organizational documents, or (ii) conflict with, result in a breach of or constitute (with or without notice or lapse of time or both) a default under any Requirement of Law or Court Order binding upon Lender or any of its partners.

(d) Consents and Authorizations. No consent or authorization is required pursuant to Lender’s Contractual Obligations with any other Person to allow Lender to lawfully execute, deliver and perform its obligations under the Loan Documents to which Lender is a party.

ARTICLE V

REPORTING COVENANTS

Borrower covenants and agrees that, on and after the Initial Funding Date, until payment in full of all of the Obligations, and termination of this Agreement:

5.1 FINANCIAL STATEMENTS AND OTHER FINANCIAL AND OPERATING INFORMATION. Borrower shall maintain or cause to be maintained a system of accounting established and administered in accordance with sound business practices and consistent with past practice to permit preparation of quarterly and, to the extent applicable, annual financial statements, each in conformity with GAAP, and each of the financial statements described below shall be prepared on a consolidated basis for Borrower from such system and records. Borrower shall deliver or cause to be delivered to Lender:

(a) Operating Statement. As soon as practicable, and in any event within forty-five days after the end of each calendar quarter, operating statements, which operating statements shall include actual quarterly and year-to-date net operating income and net cash flow results and comparison to the prior calendar year, in each case in the form and with the content described in Exhibit D-1, dated as of the last day of such calendar quarterly, certified by Borrower as being true, correct, and complete in all material respects (the “Operating Statement”).

(b) EB-5 Documentation. At any time during the term of this Agreement, upon thirty (30) calendar days’ written request therefor by Lender, Borrower shall provide to Lender EB-5 documentation reports in the form and with the content described in Exhibit D-2 relating to the construction expenditures made by or on behalf of Borrower with respect to the Project including a description of each such construction expenditures and the dates or each such construction expenditure in such detail as reasonably requested by Lender (the “EB-5 Documentation”).

(c) Annual Financial Statements. Within one hundred twenty (120) days after the close of each calendar year, annual financial statements of Borrower and BrightSource, prepared on a consolidated basis (as applicable), consisting of balance sheets, income statements, statements of operations and statements of cash flow and sources and use of funds, together with related schedules and supporting reports, when applicable. Such financial statements shall be prepared on the basis of GAAP or another accounting method approved by Lender. Such financial statements are collectively referred to herein as the “Annual Financial Statements”.

(d) Knowledge of Event of Default. Promptly after Borrower (i) obtains knowledge of any condition or event which constitutes an Event of Default or Unmatured Event of Default, or (ii) obtains knowledge of any condition or event which has a Material Adverse Effect, a notice specifying the nature and period of existence of such Event of Default, Unmatured Event of Default or Material Adverse Effect, and what action Borrower has taken, is taking and proposes to take with respect thereto.

(e) Litigation, Arbitration or Government Investigation. Promptly upon Borrower obtaining knowledge of (i) the institution of, or threat of, any material Proceeding against or affecting Borrower or the Project, not previously disclosed in writing by Borrower to Lender, including any eminent domain or other condemnation Proceedings affecting the Project, or (ii) any material development in any Proceeding already disclosed, which, in either case, has a Material Adverse Effect, a notice thereof to Lender and such other material information as may be reasonably available to Borrower to enable Lender and its counsel to evaluate such matters.

(f) Master Holdings Information. Borrower shall provide to Lender all financial statements and periodic reports provided to Borrower or Sponsor Member by Master Holdings or its manager, and other information provided to Borrower or Sponsor Member by Master Holdings or its manager that would cause a Material Adverse Effect.

(g) Other Information. Such other previously prepared information, reports, contracts, schedules, lists, documents, agreements and instruments in the possession or under the control of Borrower with respect to the Project and any material change in Borrower’s investment, finance or operating policies as Lender may from time to time reasonably request.

5.2 CONFIDENTIALITY. Confidential information obtained by Lender pursuant to this Agreement or any other Loan Document or in connection with the Loan Commitment shall not be disseminated by Lender and shall not be disclosed to third parties except as necessary (a) to regulators, taxing authorities and other Governmental Authorities having jurisdiction over Lender or otherwise in response to Requirements of Law, (b) to Lender’s auditors and legal counsel and in connection with regulatory, administrative and judicial proceedings as necessary or relevant including enforcement proceedings relating to the Loan Documents, (c) to any prospective assignee of or participant in Lender’s interest under this Agreement or any prospective purchaser of substantially all of the assets or a controlling interest in Lender; provided that such prospective assignee, participant or purchaser first agrees to be bound by the provisions of this Section 5.2, (d) disclosure of the offering materials referenced in Section 4.2(a) to prospective EB-5 Investors and their counsel and advisors, and (e) disclosure of the EB-5 Documentation to EB-5 investors who are investors in the Lender entity to the extent necessary to comply with the requirements of the EB-5 Program. In connection with disclosures of confidential information to any non-governmental third-party, Lender shall, to the extent feasible and permitted, give prior notice of such request to Borrower; however, Lender shall not incur any liability to Borrower for failure to do so. For purposes hereof, “confidential information” shall mean all nonpublic information obtained by Lender under this Agreement or any Loan Document, unless and until such information becomes publicly known, other than as a result of unauthorized disclosure by Lender of such information.

ARTICLE VI

AFFIRMATIVE COVENANTS

6.1 AFFIRMATIVE COVENANTS. Borrower covenants and agrees that, on and after the Initial Funding Date, until payment in full of all of the Obligations, and termination of this Agreement:

(a) Existence. Borrower shall at all times maintain its existence as a limited liability company and preserve and keep in full force and effect its rights to do business in, and shall remain in good standing in, each jurisdiction in which the character of the properties owned or leased by it therein or in which the transaction of its business makes such qualification necessary.

(b) Qualification; Name. Borrower shall qualify and remain qualified to do business in each jurisdiction in which the nature of its business requires it to be so qualified. Borrower will transact business solely in its own name.

(c) Compliance with Laws, Etc. Borrower shall (i) comply with all Requirements of Law applicable to the operations of Borrower, and (ii) obtain as needed all Permits necessary for its operations and maintain such in good standing.

(d) Inspection of Project; Books and Records; Discussions. Borrower shall, to the extent Borrower is permitted to do so, permit any authorized representative(s) designated by Lender to visit and inspect the Project, to inspect financial and accounting records and leases, and to make copies and take extracts therefrom, all upon reasonable notice and at such times during normal business hours and as often as Lender may reasonably request. Borrower will keep proper books of record and account in which entries, in conformity with GAAP and as otherwise required by this Agreement and applicable Requirements of Law, shall be made of all dealings and transactions in relation to its businesses and activities and as otherwise required under Section 5.1.

(e) Maintenance of Permits, Etc. Borrower will maintain in full force and effect all Permits, franchises, patents, trademarks, trade names, copyrights, governmental approvals, authorizations or other rights necessary for the operation of its business and notify Lender in writing, promptly after learning thereof, of the suspension, cancellation, revocation or discontinuance of or of any pending or threatened action or proceeding seeking to suspend, cancel, revoke or discontinue any material Permit, franchise, patent, trademark, trade name, copyright, governmental approval, authorization or right.

(f) Use of Funds. The proceeds of the Loan shall be used solely in accordance with the terms and conditions of this Agreement for the purpose of funding costs for the Project, including the repayment of Project expenses paid or incurred by Borrower since commencement of the development and construction of the Project, including its Affiliates and Subsidiaries. Borrower agrees to produce at its sole cost and expense the EB-5 Documentation as required by the provisions of this Agreement. Borrower shall provide the documentation and supporting accounting records and contract documents demonstrating that not less than $481,819,000.00 has been spent directly or indirectly on the Project substantially in the form as attached hereto as Exhibit D-2. Borrower shall state in the EB-5 Documentation the total expenditures on the Project at the time of the delivery of the EB-5 Documentation to Lender, which Project expenditures are estimated as of the date of this Agreement to be $2,216,000,000.00.

(g) Status of Entity. Borrower will continue to comply with the provisions of its organizational documents and the Laws of the State of its formation.

(h) Deposit to Borrower Account; Withdrawals from Escrow Account. Borrower shall cause all Available Cash Flow (as defined below) from any source, including from members of Borrower, BrightSource or any Subsidiary or Affiliate of Borrower, to be deposited into the Borrower Account to be swept to the Escrow Account pursuant to the Deposit Agreement and the Escrow Agreement. Borrower shall cause all such Available Cash Flow to be deposited into the Borrower Account until all Obligations incurred by Borrower hereunder have been satisfied in whole and Lender has terminated the Deposit Agreement or the Deposit Agreement has terminated pursuant to its terms. For purposes of this Section 6.1(h), “Available Cash Flow” shall mean the amount of cash payable to Borrower from (i) any financings and refinancings of the Project and all Subsidiaries of Borrower, (ii) revenues generated by the Project, including, but not limited to royalties, licensing fees, other accounts receivable, (iii) the proceeds of any Tax Benefit Monetization Transaction and any deposits by BrightSource pursuant to the Tax Benefit Agreement, (iv) sales of electrical power, and (v) any sales of equity interests in Borrower or any Subsidiary of Borrower, but excluding (1) the proceeds of the Initial Funding and any subsequent Tranche, (2) distributions permitted by Borrower under the Tax Benefit Agreement, (3) proceeds of any capital contribution made by BrightSource (other than contributions required by the Tax Benefit Agreement or by Section 2.2(c)), and (4) distributions of amounts on deposit in the Escrow Account that are in excess of amount then outstanding under the Loan ((1), (2), (3) and (4), collectively, the “Permitted Distributions”). If any Permitted Distributions are made to the Deposit Account and swept to the Escrow Account pursuant to the Deposit Agreement, Borrower may, from time to time, request that the amount of such Permitted Distributions be paid from the Escrow Account as directed by Borrower pursuant to the terms of the Escrow Agreement.

ARTICLE VII

NEGATIVE COVENANTS

Borrower covenants and agrees that, on and after the Initial Funding Date, until payment in full of all of the Obligations, and termination of this Agreement:

7.1 OPERATING RESTRICTIONS.

(a) Contracts. Borrower shall not enter into any contract or agreement with BrightSource and any Subsidiary or Affiliate of Borrower without the prior written consent of Lender; provided, however, that Borrower may enter into contracts or agreements with BrightSource, Subsidiaries or Affiliates without Lender’s prior written consent so long as such contracts or agreements provide for payments at prevailing market rates.

(b) Restrictions on Fundamental Changes. Borrower shall not:

(i) enter into any merger or consolidation or liquidate, wind-up or dissolve (or suffer any liquidation or dissolution);

(ii) engage in any line of business other than as expressly permitted by the Borrower Operating Agreement;

(iii) except upon prior written notice to Lender, move its chief executive office from the State of California;

(iv) seek the dissolution, winding up, liquidation, consolidation or merger, in whole or in part, or the sale of any material assets of Borrower; or

(v) without the unanimous consent of each of Borrower’s members, partners or other equity interest holders, file a petition for relief under the United States Bankruptcy Code, or under any other present or future state of federal law regarding bankruptcy, reorganization or other debtor relief law.

7.2 AMENDMENT OF CONSTITUENT DOCUMENTS. Borrower shall not, and shall not permit Sponsor Member to, amend or modify its organizational documents in any manner that would materially adversely affect the rights of Lender hereunder. Borrower shall provide Lender with all amendments to the organizational documents of Borrower and Sponsor Member within five (5) Business Days after such amendments are made.

7.3 TRANSFERS. Except as permitted by (i) the Borrower Operating Agreement, or (ii) the Loan Documents, Borrower shall not (1) cause or permit any change in the members of Borrower or Sponsor Member or in the relative ownership interests of such members without the prior written consent of Lender (which consent may be granted or withheld at the sole discretion of Lender), or (2) cause or permit (to the extent Borrower has the power to cause, permit or prevent) any direct member or other direct equity interest holder in Borrower to, directly or indirectly, transfer, convey, assign, mortgage, pledge, hypothecate, alienate or lease its Borrower Membership Interests without Lender’s prior written consent (which consent may be granted or withheld at the sole discretion of Lender). Notwithstanding the foregoing, any transfer in connection with a Tax Benefit Monetization Transaction where the proceeds thereof are deposited into the Borrower Account shall not require Lender consent.

ARTICLE VIII

FINANCIAL COVENANTS

8.1 DISTRIBUTIONS. Subject additionally to the provisions of the Deposit Agreement and the Escrow Agreement, Borrower shall not permit any distributions, including Permitted Distributions, to or for the account of any member of Borrower during the continuance of any Event of Default. For purposes of this Section 8.1, “distribution” shall be understood to include, in addition to Permitted Distributions, any payment of funds, whether a return of capital or any accrual thereon, a payment of available cash, a repayment of any loan or other advance or interest accrual thereon, or any other payment of any nature or kind.

ARTICLE IX

EVENTS OF DEFAULT; RIGHTS AND REMEDIES

9.1 EVENTS OF DEFAULT. Each of the following occurrences shall constitute an “Event of Default” under this Agreement, provided that no Event of Default may occur, and the provisions of this Section 9.1 shall not apply, at any time prior to the Initial Funding Date except for the failure of Borrower to (i) remit the document preparation fee pursuant to Section 2.5(a) and (ii) upon receipt of a Funding Notice, to satisfy the conditions precedent set forth in Section 3.1 to the extent satisfaction of such conditions are within the control of Borrower:

(a) Failure to Make Payments When Due. Borrower’s failure to pay (i) any amount due on the Maturity Date, (ii) any other principal payment within ten (10) days after the date upon which it first became due, (iii) any interest on the Loan (or any Tranche thereof) within ten (10) days after the applicable Interest Payment Date, (iv) any fee or other amount payable under any Loan Document within ten (10) days after the date upon which it first became due, or (v) any amounts owed pursuant to the Deposit Agreement or Escrow Agreement or otherwise requiring Lender to remit any amounts pursuant to the Deposit Agreement or Escrow Agreement that are owed by Borrower under the Deposit Agreement or Escrow Agreement within ten (10) days after the date upon which it first became due.

(b) Other Defaults. Should Borrower fail duly and punctually to perform or observe any agreement, covenant or obligation binding on Borrower under this Agreement either (i) as to those matters specified in the first sentence of this Section 9.1 or (ii) such other matters which could lead to a Material Adverse Effect, and such failure shall continue for thirty (30) days after the date on which Lender gives Borrower notice of such failure (or such lesser period of time as is mandated by applicable Requirements of Law); provided that if (i) such failure or breach cannot be cured within such thirty-day period, (ii) such failure or breach is susceptible of cure, and (iii) Borrower is proceeding with diligence and in good faith to cure such failure or breach, then such thirty-day period shall be extended by up to an additional sixty (60) days as shall be necessary for Borrower diligently to cure such failure or breach.

(c) Breach of Representation or Warranty. Should any representation or warranty made or deemed made by Borrower to Lender herein or in any of the other Loan Documents be false or misleading in any material respect on the date as of which made, which could lead to a Material Adverse Effect, and which Material Adverse Effect is not mitigated to the reasonable satisfaction of Lender within ninety (90) days following Borrower’s receipt of written notice of such inaccuracy.

(d) Involuntary Bankruptcy; Appointment of Receiver, Etc.

(i) An involuntary case shall be commenced against Borrower and the petition shall not be dismissed within sixty (60) days after commencement of the case, or a court having jurisdiction shall enter a decree or order for relief in respect of any such Person in an involuntary case, under any applicable bankruptcy, insolvency or other similar law now or hereinafter in effect; or any other similar relief shall be granted under any applicable federal, state or foreign law; or

(ii) A decree or order of a court (or courts) having jurisdiction for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over Borrower, or over all or a substantial part of the property of Borrower, shall be entered; or an interim receiver, trustee or other custodian of Borrower or of all or a substantial part of the property of Borrower, shall be appointed; or a warrant of attachment, execution or similar process against any substantial part of the property of Borrower, shall be issued; and any such event shall not be stayed, vacated, dismissed, bonded or discharged within sixty (60) days after entry, appointment or issuance.

(e) Voluntary Bankruptcy; Appointment of Receiver, Etc. Should Borrower have an order for relief entered with respect to it or commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect; or should Borrower consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law; or should Borrower consent to the appointment of or taking of possession by a receiver, trustee or other custodian for all or a substantial part of its property; or should Borrower make any assignment for the benefit of creditors; or should Borrower be unable or fail, or admit in writing its inability, to pay its debts as such debts become due; or should Borrower’s managers and/or members adopt any resolution or otherwise authorize any action to approve any of the foregoing.

(f) Dissolution. Any order, judgment or decree shall be entered against Borrower decreeing its involuntary dissolution or split up, and such order shall remain undischarged and unstayed for a period in excess of thirty (30) days; or Borrower shall otherwise dissolve or cease to exist.

(g) Transfer of Assets. The sale, assignment, pledge, hypothecation, mortgage or transfer of all or a substantial portion of assets of Borrower, other than in the ordinary course of business of Borrower, as disclosed to Lender by Borrower prior to the date of this Agreement, or as otherwise permitted by the Loan Documents.

(h) Failure to Comply with EB-5 Documentation Requirements. Any failure by Borrower to comply in any material respect with the EB-5 Documentation requirements shall be a default pursuant to this Agreement.

(i) Failure of Guaranty Agreement, Deposit Agreement or Escrow Agreement to Remain in Effect. Any failure of the Guaranty Agreement, the Deposit Agreement or the Escrow Agreement to be in full force and effect (other than, with respect to the Deposit Agreement and the Escrow Agreement, as a result of the actions or inactions of Lender) at any time during the term of this Agreement (except with respect to the Deposit Agreement as provided in the second sentence of Section 3.1) for the period of time that any Obligations are outstanding hereunder and the Loan has not been repaid in whole as to principal and interest and other amounts owed pursuant to this Agreement or for any period of time that other amounts are owed by Borrower pursuant to the Deposit Agreement or the Escrow Agreement. Any failure of Borrower to timely execute and deliver the Deposit Agreement or the Escrow Agreement as required by Section 3.1(c) shall also be deemed to be an Event of Default under this Agreement.

(j) Ineffectiveness of Security. Any failure of this Agreement and the Deposit Agreement to give Lender the Liens, security interests, rights, powers and privileges purported to be created thereby or the security interests and Liens granted to Lender in all or any part of the Borrower Account shall for any reason fail to constitute valid and perfected first priority security interests and Liens on all of the Collateral, unless, in the case of any of the foregoing, Borrower shall within ten (10) days after the earlier of (x) the date on which Borrower obtains knowledge thereof or (y) the date on which Borrower receives written notice from Lender thereof, Borrower cures any such failure, or the validity thereof or the applicability thereof to the Loan, or any other obligations purported to be secured or guaranteed thereby or any part thereof, shall be disaffirmed by or on behalf of Borrower or any of its Affiliates.

An Event of Default shall be deemed “continuing” until cured or waived in writing in accordance with Section 10.3.

9.2 RIGHTS AND REMEDIES.

(a) Acceleration, Etc. Upon the occurrence and during the continuance of any Event of Default, at the option of Lender, the unpaid principal amount of and any and all accrued interest on the Loan shall become immediately due and payable, with all additional interest from time to time accrued thereon and without presentment, demand or protest or other requirements of any kind (including, without limitation, valuation and appraisement, diligence, presentment, notice of intent to demand or accelerate or notice of acceleration), all of which are hereby expressly waived by Borrower, and the obligations of Lender to make any further disbursement under the Loan shall thereupon terminate. On or after the Maturity Date, subject to the provisions of this Agreement and the other Loan Documents, Lender may exercise any or all rights and remedies under the Loan Documents or applicable law.

(b) Access to Information. Subject to Section 5.2 hereof relating to Confidential Information, if an Event of Default then exists, Lender shall have, in addition to and not by way of a limitation of any other rights and remedies contained in this Agreement or in the other Loan Documents, the right within forty-eight (48) hours after notice to Borrower to obtain access to Borrower’s records (including computerized information, files and supporting software), and its accounting information, and to use all of the foregoing and the information contained therein in any manner Lender deems appropriate. Borrower hereby authorizes any accountant or manager employed by Borrower to deliver such items and information to Lender. Notwithstanding anything to the contrary contained in the Loan Documents, upon the occurrence of and during the continuance of an Event of Default, Lender shall be entitled to request and receive, by or through Borrower or appropriate legal process, any and all information concerning Borrower or any of its property which is reasonably available to or obtainable by Lender.

(c) Waiver of Demand. Demand, presentment, protest and notice of nonpayment are hereby waived by Borrower. Borrower also waives, to the extent permitted by law, the benefit of all valuation, appraisal and exemption laws.

(d) Rights of Lender. During the existence of an Event of Default, Lender may (i) institute any proceeding at law or in equity to enforce the obligations of Borrower under this Agreement and/or any covenants and Obligations of Borrower contained in this Agreement or, after the Initial Funding Date, the Deposit Agreement, the Escrow Agreement and/or the Guaranty Agreement, or (ii) acquire ownership of the Collateral (excluding the Released Collateral) and exercise any of its rights and remedies accruing as a result of Lender’s ownership of the Collateral (excluding the Released Collateral).

(e) Waivers, Amendments and Remedies. No delay or omission of Lender to exercise any right under any Loan Document shall impair such right or be construed to be a waiver of any

Event of Default or an acquiescence therein, and any single or partial exercise of any such right shall not preclude other or further exercise thereof or the exercise of any other right, and no waiver, amendment or other variation of the terms, conditions or provisions of the Loan Documents whatsoever shall be valid unless in a writing signed by Lender, and then only to the extent in such writing specifically set forth. All remedies contained in the Loan Documents or by law afforded shall be cumulative and all shall be available to Lender until the Obligations have been paid in full and this Agreement has been terminated.

9.3 RESCISSION. If at any time after acceleration of the maturity of the Loan, Borrower shall pay all arrears of interest and all payments on account of principal of the Loan which shall have become due otherwise than by acceleration (with interest on principal and, to the extent permitted by law, on overdue interest, at the rates specified in this Agreement) and all Events of Default and Unmatured Events of Default (other than nonpayment of principal of and accrued interest on any portion of the Loan due and payable solely by virtue of acceleration) shall be remedied or waived pursuant to Section 10.3, then by written notice to Borrower, Lender may elect, in its sole discretion, to rescind and annul the acceleration and its consequences; but such action shall not affect any subsequent Event of Default or Unmatured Event of Default or impair any right or remedy consequent thereon. The provisions of the preceding sentence are intended merely to bind Lender to a decision; they are not intended to benefit Borrower and do not give Borrower the right to require Lender to rescind or annul any acceleration hereunder, even if the conditions set forth herein are met.

9.4 LIMITATION ON FUNDING OF TRANCHES. Notwithstanding any other provision of this Agreement or the Loan Documents to the contrary, in no event shall Lender be obligated to distribute any Tranche to Borrower, nor shall Borrower have any expectation for the receipt of any Tranche from Lender, if Borrower has failed to comply with any provision of this Agreement, the Deposit Agreement, the Escrow Agreement and the Guaranty Agreement, or if an Event of Default has been declared by Lender.

ARTICLE X

MISCELLANEOUS

10.1 EXPENSES.

(a) After Event of Default. Borrower agrees to pay, or reimburse Lender for, all reasonable out-of-pocket costs and expenses, including without limitation reasonable attorneys’ fees and disbursements, incurred by Lender after the occurrence of an Event of Default (i) in enforcing any Obligation or exercising or enforcing any other right or remedy available by reason of such Event of Default; (ii) in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a “work-out” or in any insolvency or bankruptcy Proceeding; (iii) in commencing, defending or intervening in any litigation or in filing a petition, complaint, answer, motion or other pleadings in any legal Proceeding relating to Borrower and related to or arising out of the transactions contemplated hereby; and (iv) in taking any other action in or with respect to any suit or Proceeding (whether in bankruptcy or otherwise).

10.2 CHANGE IN ACCOUNTING PRINCIPLES. At any time after the Initial Funding Date, except as otherwise provided herein, if any changes in accounting principles from those used in the preparation of the most recent financial statements delivered to Lender pursuant to the terms hereof are hereinafter required or permitted by the rules, regulations, pronouncements and opinions of the Financial Accounting Standards Board or the American Institute of Certified Public Accountants (or successors thereto or agencies with similar functions) and are adopted by Borrower with the agreement of its independent certified public accountants, and such changes result in a change in the method of calculation of any of the financial covenants, standards or terms found herein, the parties hereto agree to enter into negotiations in order to amend such provisions so as to equitably reflect such changes with the desired result that the criteria for evaluating the financial condition of Borrower shall be the same after such changes as if such changes had not been made; provided, however, that no change in GAAP that would affect the method of calculation of any of the financial covenants, standards or terms shall be given effect in such calculations until such provisions are amended, in a manner satisfactory to Lender, to so reflect such change in accounting principles.

10.3 AMENDMENTS AND WAIVERS. No amendment or modification of any provision of this Agreement shall be effective without the written agreement of Lender and Borrower, and no termination or waiver of any provision of this Agreement, or consent to any departure by Borrower therefrom, shall in any event be effective without the written concurrence of Lender, which Lender shall have the right to grant or withhold at its sole discretion.

10.4 INDEPENDENCE OF COVENANTS. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitations of, another covenant shall not avoid the occurrence of an Event of Default or Unmatured Event of Default if such action is taken or condition exists, and if a particular action or condition is expressly permitted under any covenant, unless expressly limited to such covenant, the fact that it would not be permitted under the general provisions of another covenant shall not constitute an Event of Default or Unmatured Event of Default if such action is taken or condition exists.

10.5 NOTICES AND DELIVERY. Unless otherwise specifically provided herein, any consent, notice or other communication herein required or permitted to be given shall be in writing and may be personally served, telecopied or sent by courier service or United States mail, and shall be deemed to have been given (a) when delivered in person or by courier service, (b) upon receipt of a telecopy (or on the next Business Day if such telecopy is received on a non-Business Day or after 5:00 p.m. (at the office of the recipient) on a Business Day), or (c) four (4) Business Days after deposit in the United States mail (registered or certified, with postage prepaid and properly addressed). Any party delivering a communication by telecopy shall also send a copy thereof by one of the other means provided in this Section 10.5. For the purposes hereof the addresses of the parties hereto (until notice of a change thereof is delivered as provided in this Section 10.5) shall be as set forth below each party’s name on the signature pages hereof, or, as to each party, at such other address as may be designated by such party in a written notice to all of the other parties.

10.6 SURVIVAL OF WARRANTIES, INDEMNITIES AND AGREEMENTS. All agreements, representations, warranties and indemnities made or given herein shall survive the execution and delivery of this Agreement and the other Loan Documents. Upon payment in full of the outstanding principal amount of the Loan, all interest thereon and all other Obligations, all of the undertakings, agreements, covenants, warranties and representations contained in the Loan Documents shall thereupon be terminated and the parties thereto released from all prospective obligations hereunder and thereunder.

10.7 FAILURE OR INDULGENCE NOT WAIVER; REMEDIES CUMULATIVE. No failure or delay on the part of Lender in the exercise of any power, right or privilege under any of the Loan Documents shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. All rights and remedies existing under the Loan Documents are cumulative to and not exclusive of any rights or remedies otherwise available.

10.8 MARSHALLING; PAYMENTS SET ASIDE. Lender shall not be under any obligation to marshal any assets in favor of Borrower or any other Person (except Lender) or against or in payment of any or all of the Obligations. To the extent that Borrower makes a payment or payments to Lender, or Lender enforces any Liens or Lender exercises its rights of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then to the extent of such recovery, the Obligation or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor, shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

10.9 SEVERABILITY. In case any provision in or obligation under this Agreement or the other Loan Documents shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby; provided, however, that if the rates of interest or any other amount payable hereunder, or the collectability thereof, are declared to be or become invalid, illegal or unenforceable, Lender’s obligations to advance the Tranches shall not be enforceable.

10.10 HEADINGS. Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

10.11 GOVERNING LAW; WAIVER. THIS AGREEMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF CALIFORNIA.

10.12 LIMITATION OF LIABILITY. To the extent permitted by applicable law, no claim may be made by Borrower or any other Person against Lender, or the affiliates, directors, officers, employees, attorneys of or agents of Lender, for any special or punitive damages (as opposed to direct, indirect or consequential damages) in respect of any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this Agreement, or any act, omission or event occurring in connection therewith; and Borrower and Lender hereby waive, release and agree not to sue upon any claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

10.13 SUCCESSORS AND ASSIGNS. This Agreement and the other Loan Documents shall be binding upon the parties hereto and their respective successors and assigns. The terms and provisions of this Agreement shall inure to the benefit of any assignee or transferee of the Loan or any portion thereof, and in the event of any permitted such transfer or assignment, the rights and privileges herein conferred upon Lender shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions hereof. Borrower’s rights or any interest therein hereunder, and Borrower’s duties and Obligations hereunder, shall not be assigned without the written consent of Lender.

10.14 CONSENT TO JURISDICTION AND SERVICE OF PROCESS; WAIVER OF JURY TRIAL. ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST BORROWER WITH RESPECT TO THIS AGREEMENT MAY BE AND ALL JUDICIAL PROCEEDINGS BROUGHT BY BORROWER WITH RESPECT TO THIS AGREEMENT SHALL BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION HAVING SITUS IN SAN BERNARDINO COUNTY, CALIFORNIA, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, BORROWER ACCEPTS, FOR ITSELF AND IN CONNECTION WITH THE PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS, AND IRREVOCABLY AGREES TO BE BOUND BY ANY FINAL JUDGMENT RENDERED THEREBY FROM WHICH NO APPEAL HAS BEEN TAKEN OR IS AVAILABLE. BORROWER

IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO ITS NOTICE ADDRESS SPECIFIED ON THE SIGNATURE PAGES HEREOF. TO THE EXTENT PERMITTED BY APPLICABLE LAW, BORROWER AND LENDER IRREVOCABLY WAIVE (A) TRIAL BY JURY IN ANY ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, AND (B) ANY OBJECTION (INCLUDING, WITHOUT LIMITATION, ANY OBJECTION OF THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS) WHICH ANY OF THEM MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY JURISDICTION SET FORTH ABOVE. NOTHING HEREIN SHALL AFFECT THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT OF LENDER TO BRING PROCEEDINGS AGAINST BORROWER IN THE COURTS OF ANY OTHER JURISDICTION.

10.15 COUNTERPARTS; EFFECTIVENESS; INCONSISTENCIES. This Agreement and any amendments, waivers, consents or supplements may be executed in counterparts, each of which when so executed and delivered shall be deemed an original, but all such together shall constitute but one and the same instrument. This Agreement shall become effective when Borrower and Lender have duly executed and delivered signature pages of this Agreement to each other. This Agreement and each of the other Loan Documents shall be construed to the extent reasonable to be consistent one with the other, but to the extent that the terms and conditions of this Agreement are actually and directly inconsistent with the terms and conditions of any other Loan Document, this Agreement shall govern.

10.16 PERFORMANCE OF OBLIGATIONS. Borrower agrees that, from and after the Initial Funding Date, Lender may, but shall have no obligation to, make any payment or perform any act required of Borrower under any Loan Document or take any other action which Lender in its discretion deems necessary or desirable to protect or preserve the Collateral, including without limitation, any action to pay or discharge taxes, liens, security interests or other encumbrances levied or placed on or threatened against any Collateral.

10.17 CONSTRUCTION. The parties acknowledge that each party and its counsel have reviewed and revised this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendments or exhibits hereto.

10.18 ENTIRE AGREEMENT. This Agreement, taken together with all of the other Loan Documents and all certificates and other documents delivered by Borrower to Lender, embodies the entire agreement and supersede all prior agreements, written and oral, relating to the subject matter hereof.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, this Agreement has been duly executed on the date set forth above.

Borrower:

BrightSource Ivanpah Fundings, LLC,
a Delaware limited liability company

By:	/s/ Jack Jenkins-Stark
	Name:	Jack Jenkins-Stark
	Title:	Chief Financial Officer

ADDRESS FOR NOTICE AND DELIVERY FOR BORROWER:

BrightSource Ivanpah Fundings, LLC

c/o BrightSource Energy, Inc.

1999 Harrison Street, Suite 2150

Oakland, CA 94612

Attn: Daniel T. Judge, General Counsel

Tel:	(510) 550-8161
Fax:	(510) 550-8165

with copy to:

BrightSource Energy, Inc.

1999 Harrison Street, Suite 2150

Oakland, CA 94612

Attn: Daniel T. Judge, General Counsel

Tel:	(510) 550-8161
Fax:	(510) 550-8165

Lender:

CMB INFRASTRUCTURE INVESTMENT GROUP VII, LP,

a California limited partnership

By:	/s/ Patrick F. Hogan
	Name:	Patrick F. Hogan
	Title:	General Partner

CMB Export:

CMB Export, LLC, a California limited liability company

By:	/s/ Patrick F. Hogan
	Name:	Patrick F. Hogan
	Title:	Managing Member

ADDRESS FOR NOTICE AND DELIVERY TO LENDER AND CMB EXPORT:

CMB Export, LLC

7819 42nd Street West

Rock Island, Illinois 61201

Attn:	Patrick F. Hogan, General Partner
Tel:	(309) 797-1550
Fax:	(855) 852-5733

EXHIBIT A

Form of Guaranty Agreement

[See attached]

GUARANTY

This GUARANTY, dated as of [            ], 2011 (this “Guaranty”), is made by BrightSource Energy, Inc., a Delaware corporation (“Guarantor”), in favor of CMB Infrastructure Investment Group VII, LP, a California limited partnership (“Lender”).

RECITALS

A. Guarantor is the sole member of BrightSource Asset Holdings, LLC, a Delaware limited liability company (“Asset Holdings”), and Asset Holdings, in turn, is the sole member of BrightSource Ivanpah Fundings, LLC, a Delaware limited liability company (“Borrower”).

B. Borrower has entered into the Loan Agreement, dated as of the date hereof (the “Loan Agreement”), between Lender and Borrower, and, upon the initial loan funding under the Loan Agreement, Lender and Borrower will enter into a Deposit Account Control Agreement (the “DACA”), Lender and Borrower will enter into an Escrow Agreement (the “Escrow Agreement”), and Guarantor, Borrower and Lender will enter into a Tax Benefit Agreement (the “Tax Benefit Agreement” and, together with the DACA and the Escrow Agreement, the “Loan Documents”).

C. This Guaranty is being provided to Lender pursuant to Section 2.7(d) and Section 3.1(d) of the Loan Agreement.

NOW, THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Guarantor agrees, for the benefit of Lender, as follows:

SECTION 1.

DEFINITIONS

1.1 Loan Agreement Defined Terms. Unless the context hereof shall otherwise require, capitalized terms used in this Guaranty, including those in the recitals, and not otherwise defined herein shall have the respective meanings specified in Section 1.1 of the Loan Agreement. The general interpretive provisions of Section 1.3 to the Loan Agreement shall apply to terms used in this Guaranty.

1.2 Definitions. “Guarantor Material Adverse Effect” shall mean a material adverse effect on the ability of Guarantor to perform its obligations under this Guaranty.

SECTION 2.

GUARANTY PROVISIONS

2.1 Guaranty. Guarantor hereby unconditionally and irrevocably guarantees, as primary obligor and not merely as a surety, the due, punctual and full payment (when and as the same may become due and payable) of (a) the Obligations in accordance with, and subject to, the terms of the Loan Agreement, and (b) any other payment obligation of Borrower under any other Loan Document, in each case as provided in Section 2.6 (the “Guaranteed Obligations”). Nothing herein shall expand the obligations of Guarantor beyond those of Borrower as incurred under the Loan Documents. Guarantor acknowledges and agrees that this Guaranty constitutes a guaranty of payment when due and not of collection and waives any right to require that any resort be had by Lender against any other obligor, to any other security held for payment of the Guaranteed Obligations or to any balance of any deposit account or credit on the books of Lender in favor of Borrower or any other person or against any other guarantor under any other guarantee covering the Guaranteed Obligations.

2.2 Termination. This Guaranty shall terminate and be of no further force upon the date on which the Guaranteed Obligations are paid in full or extinguished in accordance with the terms of the Loan Agreement (the “Termination Date”). Guarantor hereby acknowledges and agrees that this Guaranty constitutes a continuing guaranty and shall remain in full force until the Termination Date; provided, however, that:

(A)

if a claim is made upon Lender at any time for repayment or recovery of any amounts or any property received by Lender from any source on account of any of the Guaranteed Obligations and Lender repays or returns any amounts or property so received (including interest thereon to the extent required to be paid by Lender), or

(B)

if Lender becomes liable for any part of such claim by reason of (1) any judgment or order of any court or administrative authority having competent jurisdiction, or (2) any settlement or compromise of any such claim, then Guarantor shall remain liable under this Guaranty for the amounts so repaid or property so returned or the amounts for which Lender becomes liable (such amounts being deemed part of the Guaranteed Obligations) to the same extent as if such amounts or property had never been received by Lender, notwithstanding any termination hereof or the cancellation of any instrument or agreement evidencing any of the Guaranteed Obligations. Not later than five (5) days after receipt of notice from Lender, Guarantor shall pay to Lender an amount equal to the amount of such repayment or return for which Lender has so become liable.

2.3 Guaranty Absolute.

(a) The obligations of Guarantor contained herein are direct, independent and primary obligations of Guarantor and are absolute, unconditional and continuing obligations and are not conditioned in any way upon the institution of suit or the taking of any other action or any attempt to enforce performance of or compliance with the Guaranteed Obligations of Borrower (other than providing notice to Borrower as described in Section 2.1 above) and shall remain in full force and effect and irrevocable without regard to the authority of Borrower to enter into any of the Loan Documents or, any substitution, release or exchange of any other guaranty or any other security for any of the Guaranteed Obligations or any other circumstance whatsoever (other than upon the occurrence of the Termination Date) that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor and, except as set forth herein, are in no way conditioned or contingent upon any attempt to collect from Borrower or any other entity or to perfect or enforce any security or upon any other condition or contingency or upon any other action, occurrence or circumstance whatsoever.

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(b) Without limiting the generality of the foregoing, Guarantor shall have no right to terminate this Guaranty, or, except as expressly set forth herein, to be released, relieved or discharged from its obligations hereunder, and such obligations shall be neither affected nor diminished for any reason whatsoever (other than upon the occurrence of the Termination Date), including (i) any amendment or supplement to or modification of any Loan Document, any extension or renewal of Borrower’s obligations under any Loan Document, or any assignment or transfer of Borrower’s interest in any Loan Document, (ii) any bankruptcy, insolvency, readjustment, composition, liquidation or similar proceeding with respect to Borrower, (iii) any furnishing or acceptance of additional security or any exchange, substitution, surrender or release of any security, (iv) any waiver, consent or other action or inaction or any exercise or nonexercise of any right, remedy or power with respect to the Guaranteed Obligations or any Loan Document, (v) any merger or consolidation of Borrower into or with any other Person, or, except as expressly provided herein, any change in the structure of Borrower, or any sale, lease or transfer of any or all of the assets of Borrower to any other Person, or (vi) any default, misrepresentation, negligence, misconduct or other action or inaction of any kind by Lender under or in connection with any Loan Document or any other agreement relating to this Guaranty, except to the extent that any such default, misrepresentation, negligence, misconduct or other action or inaction would constitute a defense to or limit the Borrower’s performance of the Guaranteed Obligations.

(c) Except as otherwise expressly set forth herein, Guarantor hereby unconditionally waives to the extent permitted by law promptness, diligence and notice as to the Guaranteed Obligations guaranteed hereby and acceptance of this Guaranty, and agrees that, except as otherwise provided herein and in the Loan Documents, Guarantor shall not be required to consent to or receive any notice of any amendment or modification of, or waiver, consent or extension with respect to, any Loan Document. The rights, powers and remedies herein provided are cumulative. No failure or delay on the part of Lender in exercising any right, remedy, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise of any other right, remedy, power or privilege.

2.4 Except as expressly provided in Section 2.6 and to the extent expressly required by the Loan Documents, the Guarantor waives, to the fullest extent permitted by the provisions of applicable law, all of the following (including all defenses, counterclaims and other rights of any nature based upon any of the following):

(a) presentment, demand for payment and protest of nonpayment of any of the Guaranteed Obligations, and notice of protest, dishonor or nonperformance;

(b) notice of acceptance of this Guaranty and notice that credit has been extended in reliance on the Guarantor’s guaranty of the Guaranteed Obligations;

(c) notice of any Default or of any inability to enforce performance of the obligations of the Borrowers or any other Person with respect to any Loan Document or notice of any acceleration of maturity of any Guaranteed Obligations;

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(d) demand for performance or observance of, and any enforcement of any provision of any Loan Document or the Guaranteed Obligations or any pursuit or exhaustion of rights or remedies against the Borrowers or any other Person in respect of the Guaranteed Obligations or any requirement of diligence or promptness on the part of Lender in connection with any of the foregoing;

(e) any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than the obligation of the principal;

(f) any “single action” or “anti-deficiency” law which would otherwise prevent Lender from bringing any action, including any claim for a deficiency, against the Guarantor before or after Lender’s commencement or completion of any foreclosure action, whether judicially, by exercise of power of sale or otherwise, or any other law which would otherwise, require any election of remedies by Lender; and

(g) all demands and notices of every kind with respect to the foregoing.

The Guarantor represents that it has obtained the advice of counsel as to the extent to which suretyship and other defenses may be available to them with respect to its obligations hereunder in the absence of the waivers contained in this Section 2.4.

2.5 Loan Documents. Guarantor does hereby acknowledge that it is aware of the terms and conditions of the Loan Documents and the transactions and the other documents contemplated thereby.

2.6 Payment. All payments to be made by Guarantor hereunder shall be made (i) in immediately available funds and in dollars to the Borrower Account or to Lender as Lender may direct to Guarantor in writing, and (ii) within ten (10) days after written notice from Lender to Guarantor and Borrower demanding payment in respect of the Guaranteed Obligations due under any Loan Document.

2.7 Solvency. Guarantor covenants that on the Initial Funding Date and on the date that Lender funds each additional Tranche to Borrower, Guarantor shall be Solvent. For purposes of this Section 2.7, the term “Solvent” shall mean, as to any Person at the time of determination, that such Person (a) owns property the value of which (both at fair valuation and at present fair salable value and taking into account (i) the value of such Person’s rights of reimbursement, contribution, subrogation and indemnity against any other Person, and (ii) the value of any property, owned by another Person, that secures any liabilities of the Person whose solvency is being determined) is equal to or greater than the amount required to pay all of such Person’s liabilities (including contingent liabilities and debts); (b) is able to pay all of its debts as such debts mature; and (c) has capital sufficient to carry on its business and transactions.

SECTION 3.

REPRESENTATIONS AND WARRANTIES

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Guarantor hereby represents and warrants to Lender as of the date hereof that:

3.1 Organization; Requisite Power and Authority; Qualification. Guarantor (a) is duly incorporated, validly existing and in good standing under the laws of Delaware, (b) has all requisite power and authority to own and operate its properties, to carry on its business as now conducted and as proposed to be conducted, to enter into this Guaranty and to carry out the transactions contemplated hereby, and (c) is qualified to do business and is in good standing in every jurisdiction where its assets are located and wherever necessary to carry out its business and operations, except in jurisdictions where the failure to be so qualified or in good standing has not had, and could not be reasonably expected to have, a Guarantor Material Adverse Effect.

3.2 Due Authorization. The execution, delivery and performance of this Guaranty by Guarantor have been duly authorized by all necessary action on the part of Guarantor.

3.3 No Conflict. The execution, delivery and performance by Guarantor of this Guaranty and the transactions contemplated hereby do not and will not (i) conflict with or violate Guarantor’s articles of incorporation, bylaws or any other organizational documents of Guarantor, (ii) conflict with, result in a breach of or constitute (with or without notice or lapse of time or both) a default under any Requirement of Law or Court Order binding upon Guarantor, (iii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any contractual obligation of Guarantor, the breach of which could reasonably be expected to have a Guarantor Material Adverse Effect, or (iv) result in or require the creation or imposition of any Lien whatsoever upon any assets of Guarantor (other than any Liens created under or permitted by any of the Loan Documents).

SECTION 4.

REMEDIES; SUBROGATION

4.1 Remedies. In the event Guarantor shall fail to pay immediately any amounts due under this Guaranty, or to comply with any other term of this Guaranty, Lender shall be entitled to all rights and remedies to which it may be entitled hereunder or at law, in equity or by statute; provided Guarantor’s aggregate liability under this Guaranty shall not exceed the amount of the Obligations.

4.2 Subrogation. Guarantor will not exercise any rights that it may acquire by way of subrogation under this Guaranty, by any payment made hereunder or otherwise, until all of the Guaranteed Obligations shall have been indefeasibly paid in full. If any amount shall be paid to Guarantor on account of such subrogation rights at any time when all of the Guaranteed Obligations shall not have been indefeasibly paid in full, such amount shall be held in trust for the benefit of Lender and shall forthwith be paid to Lender to be credited and applied to such Guaranteed Obligation, in accordance with the terms of the Loan Document under which such Guaranteed Obligation arose, when such Guaranteed Obligation is due and payable.

4.3 Survival of Remedies and Subrogation Rights. The provisions of this Section 4 shall survive the termination of this Guaranty and the payment in full of the Guaranteed Obligations and the termination of the Loan Agreement.

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4.4 Subordination. Guarantor covenants and agrees that, after the occurrence and during the continuance of an Event of Default, all indebtedness, claims and liabilities then or thereafter owing by Borrower or any of its Subsidiaries to Guarantor, whether arising under any Loan Document or otherwise, are subordinated to the prior payment in full of the Guaranteed Obligations and are so subordinated as a claim against Borrower or any of its Subsidiaries or any of their assets, whether such claim be in the ordinary course of business or in the event of voluntary or involuntary liquidation, dissolution, insolvency or bankruptcy, so that no payment with respect to any such indebtedness, claim or liability will be made or received while any Event of Default exists. Notwithstanding the foregoing, to the extent Guarantor receives any such payment, such amount shall be held in trust for the benefit of Lender and shall forthwith be paid to Lender to be credited and applied against the Guaranteed Obligations and expenses of collection, whether matured or unmatured, in accordance with the terms of the applicable Loan Document.

SECTION 5.

MISCELLANEOUS

5.1 Defenses. Without limiting Guarantor’s own defenses and rights hereunder, but subject to the conditions herein, Guarantor reserves to itself all rights, counterclaims and other defenses which Borrower is or may be entitled to arising from or out of any Loan Document, except for defenses arising out of the bankruptcy, insolvency, dissolution or liquidation of Borrower, the power or authority of Borrower to enter into the Loan Documents, and to perform its Guaranteed Obligations thereunder, and the lack of enforceability of Borrower’s Guaranteed Obligations under any Loan Document or any transaction thereunder; provided that, for the avoidance of doubt, the Guarantor hereby waives any defenses it may have against Borrower under the Loan Documents with respect to the Guaranteed Obligations.

5.2 Expenses. The Guarantor agrees that in the event that Lender retains or engages an attorney or attorneys to enforce this Guaranty by reason of the failure of the Guarantor to fulfill its obligations hereunder promptly after request therefor, the Guarantor will reimburse Lender for all reasonable expenses incurred, including reasonable attorneys’ fees, costs and disbursements.

5.3 Amendments and Waivers. No term, covenant, agreement or condition of this Guaranty may be terminated, amended or compliance therewith waived (either generally or in a particular instance, retroactively or prospectively) except by an instrument or instruments in writing executed by Guarantor and consented to by Lender.

5.4 Notices. All notices, requests, consents and other communications required or permitted under this Guaranty shall be in writing and shall be (as elected by the person giving such notice) (a) hand delivered by messenger or courier service, (b) delivered by express courier service (e.g., Federal Express), (c) telefaxed or (d) mailed by registered or certified mail (postage prepaid), return receipt requested, addressed as follows:

If to Guarantor:

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BrightSource Energy, Inc.

1999 Harrison St., Suite 2150

Oakland, CA 94612

Attention: John F. Jenkins-Stark

Telephone: 510-550-8161

Fax: 510-550-8165

and to:

BrightSource Energy, Inc.

1999 Harrison St., Suite 2150

Oakland, CA 94612

Attention: Daniel T. Judge, General Counsel

Telephone: 510-550-8161

Fax: 510-380-6950

If to Lender, to it at:

CMB Infrastructure Investment Group VII, LP

c/o CMB Export, LLC

7819 42nd Street West

Rock Island, Illinois 61201

Attn:	Patrick F. Hogan, General Partner
Tel:	(309) 797-1550
Fax:	(855) 852-5733

or to such other address as any party may designate by notice complying with the terms of this Section 5.4. Each such notice shall be deemed delivered (i) on the date actually delivered if by messenger or courier service or express courier service; (ii) on the date of confirmed answer-back if by telefax so long as a duplicate copy is sent immediately by methods (a), (b), or (d) above; and (iii) on the date upon which the return receipt is signed or delivery is refused or the notice is designated by the postal authorities as not deliverable, as the case may be, if mailed.

5.5 Assignment and Assumption. This Guaranty may not be assigned by Guarantor to, or assumed by, any successor to or assign of Guarantor without the prior written consent of Lender, which consent shall not be unreasonably withheld.

5.6 Governing Law. This Guaranty shall be governed by, and construed and enforced in accordance with, the laws of the state of California, other than any thereof that would require or permit the application of the laws of any other jurisdiction.

5.7 Consent to Jurisdiction; Waiver of Trial by Jury. ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST GUARANTOR WITH RESPECT TO THIS AGREEMENT MAY BE, AND ALL JUDICIAL PROCEEDINGS BROUGHT BY GUARANTOR WITH RESPECT TO THIS AGREEMENT SHALL BE, BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION HAVING SITUS IN SAN BERNARDINO COUNTY, CALIFORNIA, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, GUARANTOR ACCEPTS, FOR ITSELF AND IN CONNECTION

7

WITH THE PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS, AND IRREVOCABLY AGREES TO BE BOUND BY ANY FINAL JUDGMENT RENDERED THEREBY FROM WHICH NO APPEAL HAS BEEN TAKEN OR IS AVAILABLE. GUARANTOR IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO ITS NOTICE ADDRESS SPECIFIED ON THE SIGNATURE PAGES HEREOF. TO THE EXTENT PERMITTED BY APPLICABLE LAW, GUARANTOR AND LENDER IRREVOCABLY WAIVE (A) TRIAL BY JURY IN ANY ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY LOAN DOCUMENT, AND (B) ANY OBJECTION (INCLUDING, WITHOUT LIMITATION, ANY OBJECTION OF THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS) WHICH ANY OF THEM MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY LOAN DOCUMENT IN ANY JURISDICTION SET FORTH ABOVE. NOTHING HEREIN SHALL AFFECT THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT OF LENDER TO BRING PROCEEDINGS AGAINST GUARANTOR IN THE COURTS OF ANY OTHER JURISDICTION.

5.8 Severability. If any provision of this Guaranty is contrary to, prohibited by or deemed invalid under applicable law or regulation, such provision shall be inapplicable and deemed omitted to the extent so contrary, prohibited or invalid, but the remainder hereof shall not be invalidated thereby and shall be given full force and effect so far as possible. If any provision of this Guaranty may be construed in two or more ways, one of which would render the provision invalid or otherwise voidable or unenforceable and another of which would render the provision valid and enforceable, such provision shall have the meaning which renders it valid and enforceable.

5.9 Headings. The headings contained in this Guaranty are for convenience of reference only, are not to be considered a part hereof and shall not limit or otherwise affect in any way the meaning or interpretation of this Guaranty.

5.10 Further Assurances. Guarantor will promptly and duly execute and deliver such further documents to make such further assurances for and take such further action reasonably requested by Lender, all as may be reasonably necessary to carry out more effectively the intent and purpose of this Guaranty.

5.11 Effectiveness of Guaranty. This Guaranty shall be effective as of the date hereof.

5.12 Successors and Assigns. This Guaranty shall be binding upon Guarantor and its successors and permitted assigns and shall inure to the benefit of, and shall be enforceable by Lender and its successors and permitted assigns.

[Signature Page Follows]

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IN WITNESS WHEREOF, Guarantor has caused this Guaranty to be duly executed and delivered by its officer thereunto duly authorized.

BRIGHTSOURCE ENERGY, INC.
as Guarantor

By:
Name:
Title:

[Signature Page to BrightSource Energy, Inc. Guaranty]

EXHIBIT B

Form of Deposit Account Control Agreement

[See attached]

DEPOSIT ACCOUNT CONTROL AGREEMENT

(Access Restricted Immediately)

This Deposit Account Control Agreement (the “Agreement”), dated as of the date specified on the initial signature page of this Agreement, is entered into by and among                      (“Company”),                      (“Secured Party”) and Wells Fargo Bank, National Association (“Bank”), and sets forth the rights of Secured Party and the obligations of Bank with respect to the deposit accounts of Company at Bank identified at the end of this Agreement as the Collateral Accounts (each hereinafter referred to individually as a “Collateral Account” and collectively as the “Collateral Accounts”). Each account designated as a Collateral Account includes, for purposes of this Agreement, and without the necessity of separately listing subaccount numbers, all subaccounts presently existing or hereafter established for deposit reporting purposes and integrated with the Collateral Account by an arrangement in which deposits made through subaccounts are posted only to the Collateral Account. Each Collateral Account operated as a “Multi-Currency Account” is a deposit account maintained with Bank’s Cayman Islands Branch, which may be denominated in foreign currency.

1.	Secured Party’s Interest in Collateral Accounts. Secured Party represents that it is either (i) a lender who has extended credit to Company and has been granted a security interest in the Collateral Accounts or (ii) such a lender and the agent for a group of such lenders. Company hereby confirms the security interest granted by Company to Secured Party in all of Company’s right, title and interest in and to the Collateral Accounts and all sums now or hereafter on deposit in or payable or withdrawable from the Collateral Accounts (the “Collateral Account Funds”). In furtherance of the intentions of the parties hereto, this Agreement constitutes written notice by Secured Party to Bank and Bank’s Cayman Islands Branch of Secured Party’s security interest in the Collateral Accounts.

2.	Secured Party Control. Bank, Secured Party and Company each agree that Bank will comply with instructions given to Bank by Secured Party directing disposition of funds in the Collateral Accounts (“Disposition Instructions”) without further consent by Company. Except as otherwise required by law, Bank will not agree with any third party to comply with instructions for disposition of funds in the Collateral Accounts originated by such third party.

3.	No Company Access to Collateral Accounts. Unless separately agreed to in writing by Secured Party, Company agrees that it will not be able to make debits or withdrawals from or otherwise have access to the Collateral Accounts or any Collateral Account Funds, and that Secured Party will have exclusive access to the Collateral Accounts and Collateral Account Funds.

4.

Transfers in Response to Disposition Instructions. Notwithstanding the provisions of the “Secured Party Control” section of this Agreement, unless Bank separately agrees in writing to the contrary, Bank will have no obligation to disburse funds in response to Disposition Instructions other than by the appropriate disbursement method expressly set forth in this Section 4. If at the time this Agreement is originally executed, Secured Party has fully completed wire transfer instructions for a transfer destination account (“Destination Account”) on the initial signature page of this Agreement, including the Destination Account number and the name and ABA number of the financial institution at which the Destination Account is maintained, then Bank agrees, on each day on which Bank is open to conduct its regular banking business, other than a Saturday, Sunday or public holiday (each a “Business Day”) during the term of this Agreement, to transfer to the Destination Account by standing wire (or alternative funds transfer method acceptable to Bank in its sole discretion) the full amount of the collected and available balance in the Collateral Accounts at the beginning of such Business Day. Secured Party may at any time instruct Bank to discontinue transferring funds to the original Destination Account and begin transferring funds to a new Destination Account, in accordance with the notice provisions of this Agreement. Bank will comply with such notice within a reasonable period of time not to exceed two (2) Business Days. Except as otherwise expressly set forth in this Section 4, Bank will have no obligation to disburse funds in response to Disposition Instructions other than by cashier’s check payable to Secured Party. Any disposition of funds which Bank makes under this Section 4 or otherwise in response to Disposition Instructions is subject to Bank’s standard policies, procedures and documentation governing the type of disposition made; provided, however, that in no circumstances will any such disposition require Company’s consent. To the extent any Collateral Account is a certificate of deposit or time deposit, Bank will be entitled to deduct any applicable early withdrawal penalty prior to disbursing funds from such account in response to Disposition Instructions. To the extent Secured Party requests that funds be transferred from any Collateral Account in a currency different from the currency denomination of the Collateral Account, the funds transfer will be made after currency conversion at Bank’s then current buying rate for exchange applicable to the new currency.

5.	Lockboxes. To the extent items deposited to a Collateral Account have been received in one or more post office lockboxes maintained for Company by Bank (each a “Lockbox”) and processed by Bank for deposit, Company acknowledges that Company has granted Secured Party a security interest in all such items (the “Remittances”). During the term of this Agreement, Company will have no right or ability to instruct Bank regarding the receipt, processing or deposit of Remittances, and Secured Party alone will have the right and ability to so instruct Bank. Company and Secured Party acknowledge and agree that Bank’s operation of each Lockbox, and the receipt, retrieval, processing and deposit of Remittances, will at all times be governed by Bank’s Master Agreement for Treasury Management Services or other applicable treasury management services agreement, and by Bank’s applicable standard lockbox Service Description.

6.	Balance Reports and Bank Statements. Bank agrees, at the request of Secured Party on any Business Day, to make available to Secured Party a report (“Balance Report”) showing the opening available balance in the Collateral Accounts as of the beginning of such Business Day, by a transmission method determined by Bank, in Bank’s sole discretion. Company expressly consents to this transmission of information. Bank will, on receiving a written request from Secured Party, send to Secured Party by United States mail, at the address indicated for Secured Party after its signature to this Agreement, duplicate copies of all periodic statements on the Collateral Accounts which are subsequently sent to Company.

7.

Returned Items. Secured Party and Company understand and agree that the face amount (“Returned Item Amount”) of each Returned Item will be paid by Bank debiting the Collateral Account to which the Returned Item was originally credited, without prior notice to Secured Party or Company. As used in this Agreement, the term “Returned Item” means (i) any item deposited to a Collateral Account and returned unpaid, whether for insufficient funds or for any other reason, and without regard to timeliness of the return or the occurrence or timeliness of any drawee’s notice of non-payment; (ii) any item subject to a claim against Bank of breach of transfer or presentment warranty under the Uniform Commercial Code (as adopted in the applicable state) or Regulation CC (12 C.F.R. §229), as in effect from time to time; (iii) any automated clearing house (“ACH”) entry credited to a Collateral Account and returned unpaid or subject to an adjustment entry under applicable clearing house rules, whether for insufficient funds or for any other reason, and without regard to timeliness of the return or adjustment; (iv)

any credit to a Collateral Account from a merchant card transaction, against which a contractual demand for chargeback has been made; and (v) any credit to a Collateral Account made in error. Company agrees to pay all Returned Item Amounts immediately on demand, without setoff or counterclaim, to the extent there are not sufficient funds in the applicable Collateral Account to cover the Returned Item Amounts on the day Bank attempts to debit them from the Collateral Account. Secured Party agrees to pay all Returned Item Amounts within fifteen (15) calendar days after demand, without setoff or counterclaim, to the extent that (i) the Returned Item Amounts are not paid in full by Company within five (5) calendar days after demand on Company by Bank, and (ii) Secured Party has received proceeds from the corresponding Returned Items under this Agreement.

8.	[Reserved.]

9.	Bank Fees. Company agrees to pay all Bank’s fees and charges for the maintenance and administration of the Collateral Accounts and for the treasury management and other account services provided with respect to the Collateral Accounts and any Lockboxes (collectively “Bank Fees”), including, but not limited to, the fees for (a) Balance Reports provided on the Collateral Accounts, (b) funds transfer services received with respect to the Collateral Accounts, (c) lockbox processing services, (d) Returned Items, (e) funds advanced to cover overdrafts in the Collateral Accounts (but without Bank being in any way obligated to make any such advances), and (f) duplicate bank statements. The Bank Fees will be paid by Bank debiting one or more of the Collateral Accounts on the Business Day that the Bank Fees are due, without notice to Secured Party or Company. If there are not sufficient funds in the Collateral Accounts to cover fully the Bank Fees on the Business Day Bank attempts to debit them from the Collateral Accounts, such shortfall or the amount of such Bank Fees will be paid by Company to Bank, without setoff or counterclaim, within five (5) calendar days after demand from Bank. Secured Party agrees to pay any Bank Fees within fifteen (15) calendar days after demand, without setoff or counterclaim, to the extent such Bank Fees are not paid in full by Company within five (5) calendar days after demand on Company by Bank.

10.	Account Documentation. Except as specifically provided in this Agreement, Secured Party and Company agree that the Collateral Accounts will be subject to, and Bank’s operation of the Collateral Accounts will be in accordance with, the terms of Bank’s applicable deposit account agreement governing the Collateral Accounts (“Account Agreement”). In addition to the Account Agreement, each Collateral Account operated as a “Multi-Currency Account” will be governed by Bank’s Master Agreement for Treasury Management Services or other applicable treasury management services agreement, and by Bank’s Multi-Currency Account Service Description in effect from time to time. All documentation referenced in this Agreement as governing any Collateral Account or the processing of any Remittances is hereinafter collectively referred to as the “Account Documentation”.

11.	Partial Subordination of Bank’s Rights. Bank hereby subordinates to the security interest of Secured Party in the Collateral Accounts (i) any security interest which Bank may have or acquire in the Collateral Accounts, and (ii) any right which Bank may have or acquire to set off or otherwise apply any Collateral Account Funds against the payment of any indebtedness from time to time owing to Bank from Company, except for debits to the Collateral Accounts permitted under this Agreement for the payment of Returned Item Amounts or Bank Fees.

12.

Bankruptcy Notice; Effect of Filing. If Bank at any time receives notice of the commencement of a bankruptcy case or other insolvency or liquidation proceeding by or against Company, Bank will continue to comply with its obligations under this Agreement, except to the extent that any action required of Bank under this Agreement is prohibited under applicable bankruptcy laws or regulations or is stayed pursuant to the automatic stay imposed under the United States Bankruptcy Code or by order of any court or agency. With respect to any obligation of Secured Party hereunder which requires prior demand on Company, the commencement of a bankruptcy case or other insolvency or liquidation proceeding by or against

Company will automatically eliminate the necessity of such demand on Company by Bank, and will immediately entitle Bank to make demand on Secured Party with the same effect as if demand had been made on Company and the time for Company’s performance had expired.

13.	Legal Process, Legal Notices and Court Orders. Bank will comply with any legal process, legal notice or court order it receives in relation to a Collateral Account if Bank determines in its sole discretion that the legal process, legal notice or court order is legally binding on it.

14.	Indemnification. Company will indemnify, defend and hold harmless Bank, its officers, directors, employees, and agents (collectively, the “Indemnified Parties”) from and against any and all claims, demands, losses, liabilities, damages, costs and expenses (including reasonable attorneys’ fees) (collectively “Losses and Liabilities”) Bank may suffer or incur as a result of or in connection with (a) Bank complying with any binding legal process, legal notice or court order referred to in the immediately preceding section of this Agreement, (b) Bank following any instruction or request of Secured Party, including but not limited to any Disposition Instructions, or (c) Bank complying with its obligations under this Agreement, except to the extent such Losses and Liabilities are caused by Bank’s gross negligence or willful misconduct. To the extent such obligations of indemnity are not satisfied by Company within five (5) days after demand on Company by Bank, Secured Party will indemnify, defend and hold harmless Bank and the other Indemnified Parties against any and all Losses and Liabilities Bank may suffer or incur as a result of or in connection with Bank following any instruction or request of Secured Party, except to the extent such Losses and Liabilities are caused by Bank’s gross negligence or willful misconduct.

15.	Bank’s Responsibility. This Agreement does not create any obligations of Bank, and Bank makes no express or implied representations or warranties with respect to its obligations under this Agreement, except for those expressly set forth herein. In particular, Bank need not investigate whether Secured Party is entitled under Secured Party’s agreements with Company to give Disposition Instructions. Bank may rely on any and all notices and communications it believes are given by the appropriate party. Bank will not be liable to Company, Secured Party or any other party for any Losses and Liabilities caused by (i) circumstances beyond Bank’s reasonable control (including, without limitation, computer malfunctions, interruptions of communication facilities, labor difficulties, acts of God, wars, or terrorist attacks) or (ii) any other circumstances, except to the extent such Losses and Liabilities are directly caused by Bank’s gross negligence or willful misconduct. In no event will Bank be liable for any indirect, special, consequential or punitive damages, whether or not the likelihood of such damages was known to Bank, and regardless of the form of the claim or action, or the legal theory on which it is based. Any action against Bank by Company or Secured Party under or related to this Agreement must be brought within twelve (12) months after the cause of action accrues.

16.

Termination. This Agreement may be terminated by Secured Party or Bank at any time by either of them giving thirty (30) calendar days prior written notice of such termination to the other parties to this Agreement at their contact addresses specified after their signatures to this Agreement; provided, however, that this Agreement may be terminated immediately upon written notice (i) from Bank to Company and Secured Party should Company or Secured Party fail to make any payment when due to Bank from Company or Secured Party under the terms of this Agreement, or (ii) from Secured Party to Bank on termination or release of Secured Party’s security interest in the Collateral Accounts; provided that any notice from Secured Party under clause (ii) of this sentence must contain Secured Party’s acknowledgement of the termination or release of its security interest in the Collateral Accounts. Company’s and Secured Party’s respective obligations to report errors in funds transfers and bank statements and to pay Returned Item Amounts and Bank Fees, as well as the indemnifications made, and the limitations on the liability of Bank accepted, by Company and Secured Party under this

Agreement will continue after the termination of this Agreement with respect to all the circumstances to which they are applicable, existing or occurring before such termination, and any liability of any party to this Agreement, as determined under the provisions of this Agreement, with respect to acts or omissions of such party prior to such termination will also survive such termination. Upon any termination of this Agreement, (i) Bank will transfer all collected and available balances in the Collateral Accounts on the date of such termination in accordance with Secured Party’s written instructions, and (ii) Bank will close any Lockbox and forward any mail received at the Lockbox unopened to such address as is communicated to Bank by Secured Party under the notice provisions of this Agreement for a period of three (3) months after the effective termination date, unless otherwise arranged between Secured Party and Bank, provided that Bank’s fees with respect to such disposition must be prepaid directly to Bank at the time of termination by cashier’s check payable to Bank or other payment method acceptable to Bank in its sole discretion.

17.	Modifications, Amendments, and Waivers. This Agreement may not be modified or amended, or any provision thereof waived, except in a writing signed by all the parties to this Agreement.

18.	Notices. All notices from one party to another must be in writing, must be delivered to Company, Secured Party and/or Bank at their contact addresses specified after their signatures to this Agreement, or any other address of any party communicated to the other parties in writing, and will be effective on receipt. Any notice sent by a party to this Agreement to another party must also be sent to all other parties to this Agreement. Bank is authorized by Company and Secured Party to act on any instructions or notices received by Bank if (a) such instructions or notices purport to be made in the name of Secured Party, (b) Bank reasonably believes that they are so made, and (c) they do not conflict with the terms of this Agreement as such terms may be amended from time to time, unless such conflicting instructions or notices are supported by a court order.

19.	Successors and Assigns. Neither Company nor Secured Party may assign or transfer its rights or obligations under this Agreement to any person or entity without the prior written consent of Bank, which consent will not be unreasonably withheld or delayed. Notwithstanding the foregoing, Secured Party may transfer its rights and duties under this Agreement to (i) a transferee to which, by contract or operation of law, Secured Party transfers substantially all of its rights and duties under the financing or other arrangements between Secured Party and Company, or (ii) if Secured Party is acting as a representative in whose favor a security interest is created or provided for, a transferee that is a successor representative; provided that as between Bank and Secured Party, Secured Party will not be released from its obligations under this Agreement unless and until Bank receives any such transferee’s binding written agreement to assume all of Secured Party’s obligations hereunder. Bank may not assign or transfer its rights or obligations under this Agreement to any person or entity without the prior written consent of Secured Party, which consent will not be unreasonably withheld or delayed; provided, however, that no such consent will be required if such assignment or transfer takes place as part of a merger, acquisition or corporate reorganization affecting Bank.

20.	Governing Law. This Agreement will be governed by and be construed in accordance with the laws of the state in which the office of Bank that maintains the Collateral Accounts is located, without regard to conflict of laws principles. This state will also be deemed to be Bank’s jurisdiction, for purposes of Article 9 of the Uniform Commercial Code as it applies to this Agreement.

21.	Severability. To the extent that the terms of this Agreement are inconsistent with, or prohibited or unenforceable under, any applicable law or regulation, they will be deemed ineffective only to the extent of such prohibition or unenforceability, and will be deemed modified and applied in a manner consistent with such law or regulation. Any provision of this Agreement which is deemed unenforceable or invalid in any jurisdiction will not affect the enforceability or validity of the remaining provisions of this Agreement or the same provision in any other jurisdiction.

22.	Counterparts. This Agreement may be executed in any number of counterparts each of which will be an original with the same effect as if the signatures were on the same instrument. Delivery of an executed counterpart of a signature page of this Agreement by telecopier or electronic image scan transmission (such as a “pdf” file) will be effective as delivery of a manually executed counterpart of the Agreement.

23.	Entire Agreement. This Agreement, together with the Account Documentation, contains the entire and only agreement among all the parties to this Agreement and between Bank and Company, on the one hand, and Bank and Secured Party, on the other hand, with respect to (a) the interest of Secured Party in the Collateral Accounts and Collateral Account Funds, and (b) Bank’s obligations to Secured Party in connection with the Collateral Accounts and Collateral Account Funds.

[SIGNATURE PAGES FOLLOW]

This Agreement has been signed by the duly authorized officers or representatives of Company, Secured Party and Bank on the date specified below.

Date: , 20

Collateral Account Numbers:

Destination Account Number:

Bank of Destination Account:	[Insert bank name and bank ABA number]

[COMPANY]	[SECURED PARTY]

By:	By:

Name:	Name:

Title:	Title:

Address for Notices:	Address for Notices:

[SIGNATURE PAGES CONTINUE]

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:

Name:

Title:

Address for Notices:

with a copy to:

EXHIBIT C

Form of Escrow Agreement

[See attached]

ESCROW AGREEMENT

This Escrow Agreement dated this [     day of                             ,             ] (the “Escrow Agreement”), is entered into by and among BrightSource Ivanpah Fundings, LLC, a Delaware limited liability company (“Borrower”), CMB Infrastructure Investment Group VII, LP, a California limited partnership (“Lender,” and together with Borrower, the “Parties,” and individually, a “Party”), and Wells Fargo Bank, National Association, as escrow agent (“Escrow Agent”).

RECITALS

A. Borrower and Lender have entered into a Loan Agreement, dated as of November 21, 2011 (the “Loan Agreement”), pursuant to which Lender has agreed to loan funds to Borrower (the “Loan”) upon satisfaction of the conditions set forth in the Loan Agreement.

B. Borrower, Lender and Wells Fargo Bank, National Association (as “Bank” in such capacity)are entering into a Deposit Account Control Agreement, dated as of the date hereof (the “DACA”), pursuant to which Borrower will grant control over the Collateral Account (as defined in the DACA) and grant a security interest in the Collateral Account to Lender.

C. Pursuant to the DACA, amounts deposited into the Collateral Account will be automatically deposited into the Escrow Account (as defined herein) and become Escrow Property (as defined herein).

D. The Parties wish to enter into this Escrow Agreement to set forth the conditions upon which the Escrow Property is held and distributed, and the Escrow Agent agrees to hold and distribute the Escrow Property in accordance with the terms of this Escrow Agreement.

In consideration of the promises and agreements of the Parties and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties and the Escrow Agent agree as follows:

ARTICLE 1

ESCROW DEPOSIT

Section 1.1. Receipt of Escrow Property. Escrow Agent shall establish an account with the information set forth in Annex I hereto (the “Escrow Account”). Lender shall irrevocably establish the Escrow Account as the “Destination Account” under the DACA and shall otherwise cause all amounts deposited into the Collateral Account from time to time while this Escrow Agreement is in effect to be transferred to the Escrow Account pursuant to the terms of the DACA and in accordance with Annex I. The Parties recognize and agree as between the Parties that this Escrow Agreement shall not in any manner amend or modify the Loan Agreement between the Parties, but this Escrow Agreement is intended to implement certain provisions of the Loan Agreement. As to any inconsistency between this Escrow Agreement (as it relates to the Parties) and the Loan Agreement, the provisions of the Loan Agreement shall control and be binding on the Parties as to any such inconsistencies. For clarity, only the provisions of this Escrow Agreement shall be applicable to the Escrow Agent, and the Escrow Agent shall not be subject to any of the terms or conditions of the Loan Agreement.

Section 1.2. Investments.

(a) The Escrow Agent is authorized and directed to deposit, transfer, hold and invest the Escrow Property and any investment income thereon as set forth in Exhibit A hereto, or as set forth in any subsequent written instruction signed by Lender to invest in one of the investments indicated on Exhibit A. In no event shall the Escrow Property be invested in any investment other than as specified on Exhibit A without prior written consent of the Borrower. Any investment earnings and income on the Escrow Property shall become part of the Escrow Property, and shall be disbursed in accordance with Section 1.3 or Section 1.5 of this Escrow Agreement.

(b) The Escrow Agent is hereby authorized and directed to sell or redeem any such investments as it deems necessary to make any payments or distributions required under this Escrow Agreement. The Escrow Agent shall have no responsibility or liability for any loss which may result from any investment or sale of investment made pursuant to this Escrow Agreement. The Escrow Agent is hereby authorized, in making or disposing of any investment permitted by this Escrow Agreement, to deal with itself (in its individual capacity) or with any one or more of its affiliates, whether it or any such affiliate is acting as agent of the Escrow Agent or for any third person or dealing as principal for its own account. The Parties acknowledge that the Escrow Agent is not providing investment supervision, recommendations, or advice.

Section 1.3. Disbursements.

(a) Provisions Applicable to All Disbursements. All notices of disbursements shall be provided to Borrower, Lender and Escrow Agent simultaneously and shall be fully completed in the applicable form on attached Exhibit D. To the extent any request for disbursement under this Section 1.3 is for an amount in excess of the Escrow Property in the Escrow Account at the time of such request, Escrow Agent shall disburse the dollar amount of the Escrow Property then on deposit and notify the Borrower and Lender in writing of the shortfall amount.

(b) Borrower Directed Disbursements. Borrower may direct disbursements by its written direction to Escrow Agent as follows:

(i) Interest Payments. Borrower may direct a disbursement of Escrow Property to the Lender Designated Account (as defined below) as an interest payment required under the Loan Agreement by completing and providing to Escrow Agent with a copy to the Lender, the Interest Payment Disbursement Direction attached hereto as Exhibit D-1. Escrow Agent shall make the disbursement to the Lender Designated Account within two (2) Business Days (as defined below) of receipt of the Interest Payment Disbursement Direction from Borrower. “Business Days” are days the Escrow Agent is open to conduct its regular banking business, other than a Saturday, Sunday or public holiday.

(ii) Principal Payments. Borrower may direct a disbursement of Escrow Property to the Lender Designated Account as a payment of principal on the Loan as required or permitted under the Loan Agreement by completing and providing to Escrow Agent with a copy to the Lender, the Principal Payment Disbursement Direction attached hereto as Exhibit D-2. Escrow Agent shall make the disbursement to the Lender Designated Account within two (2) Business Days of receipt of the Principal Payment Disbursement Direction from Borrower.

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(iii) Permitted Distributions. Borrower may, by providing to Escrow Agent (with a copy to Lender) a Permitted Distribution Disbursement Direction attached hereto as Exhibit D-3, direct a disbursement of Escrow Property to an account designated on such Permitted Distribution Disbursement Direction to the extent authorized by the Loan Agreement as a Permitted Distribution pursuant to Section 6.1(h) of the Loan Agreement. If Escrow Agent has not received a notice of objection to the Permitted Distribution Disbursement Direction from Lender by the fifth (5th) Business Day after Escrow Agent receives the Permitted Distribution Disbursement Direction (such period, the “Borrower Distribution Objection Period”), Escrow Agent shall make the distribution as indicated on the Permitted Distribution Disbursement Direction within the two (2) Business Days following the end of the Borrower Distribution Objection Period. If Lender provides Escrow Agent with a notice of objection within the Borrower Distribution Objection Period stating in good faith that the intended disbursement is contrary to the stated provisions of the Loan Agreement, Escrow Agent shall suspend the distribution requested in the Permitted Distribution Disbursement Direction until it receives a notice executed by both Borrower and Lender that the objection has been resolved, in which case Escrow Agent shall make the distribution as indicated on the Permitted Distribution Disbursement Direction, or as otherwise indicated by the joint direction of Borrower and Lender, within the following two (2) Business Days.

(c) Lender Directed Disbursements. Lender may, upon an Event of Default (as defined in the Loan Agreement) direct a disbursement of Escrow Property to the Lender Designated Account as permitted by the Loan Agreement by providing to Escrow Agent with a copy to the Borrower, a Default Disbursement Direction attached hereto as Exhibit D-4.

(d) Jointly Directed Disbursements. Lender and Borrower may jointly direct a disbursement of Escrow Property by providing to Escrow Agent a Joint Disbursement Direction attached hereto as Exhibit D-5. Escrow Agent shall make the disbursement as indicated in the Joint Disbursement Direction within two (2) Business Days of receipt of the Joint Disbursement Direction from Borrower and Lender.

(e) Lender Designated Account. The “Lender Designated Account” as of the date of this Escrow Agreement is set forth on Exhibit E hereto. Lender may change the Lender Designated Account by providing an updated Exhibit E to Escrow Agent and Borrower, which updated Exhibit E shall take effect five (5) Business Days after such notice is provided to Escrow Agent and Borrower.

Section 1.4. Income Tax Allocation and Reporting.

(a) The Parties agree that, for tax reporting purposes, all interest and other income from investment of the Escrow Property shall, as of the end of each calendar year and to the extent required by the Internal Revenue Service, be reported as having been earned by Borrower, whether or not such income was disbursed during such calendar year.

(b) Prior to closing, the Parties shall provide the Escrow Agent with certified tax identification numbers by furnishing appropriate forms W-9 or W-8 and such other forms and documents that the Escrow Agent may request. The Parties understand that if such tax reporting documentation is not provided and certified to the Escrow Agent, the Escrow Agent may be required by the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder, to withhold a portion of any interest or other income earned on the investment of the Escrow Property.

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(c) To the extent that the Escrow Agent becomes liable for the payment of any taxes in respect of income derived from the investment of the Escrow Property, the Escrow Agent shall satisfy such liability to the extent possible from the Escrow Property. The Parties, jointly and severally, shall indemnify, defend and hold the Escrow Agent harmless from and against any tax, late payment, interest, penalty or other cost or expense that may be assessed against the Escrow Agent on or with respect to the Escrow Property and the investment thereof unless such tax, late payment, interest, penalty or other expense was directly caused by the gross negligence or willful misconduct of the Escrow Agent. The indemnification provided by this Section 1.4(c) is in addition to the indemnification provided in Section 3.1 and shall survive the resignation or removal of the Escrow Agent and the termination of this Escrow Agreement.

Section 1.5. Termination. This Escrow Agreement shall terminate on December 31, 2018 or such earlier date as indicated by the Parties jointly in writing (which joint instruction shall include a Joint Disbursement Direction in accordance with Section 1.3(d)), at which time the Escrow Agent is authorized and directed to disburse any remaining Escrow Property, and thereafter this Escrow Agreement shall be of no further force and effect except that the provisions of Sections 1.4(c), 3.1 and 3.2 hereof shall survive termination. In the event there are amounts due and owing by Borrower to Lender pursuant to the Loan Agreement on December 31, 2018 or the Maturity Date of the Loan has been extended to a date that is on or after December 31, 2018, the Lender is hereby authorized to direct Escrow Agent in writing with a copy to the Borrower to extend the termination date of this Escrow Agreement to a date consistent with the repayment obligations of Borrower pursuant to the Loan Agreement.

ARTICLE 2

DUTIES OF THE ESCROW AGENT

Section 2.1. Scope of Responsibility. Notwithstanding any provision to the contrary, the Escrow Agent is obligated only to perform the duties specifically set forth in this Escrow Agreement, which shall be deemed purely ministerial in nature. Under no circumstances will the Escrow Agent be deemed to be a fiduciary to any Party or any other person under this Escrow Agreement. The Escrow Agent will not be responsible or liable for the failure of any Party to perform in accordance with this Escrow Agreement. The Escrow Agent shall neither be responsible for, nor chargeable with, knowledge of the terms and conditions of any other agreement, instrument, or document other than this Escrow Agreement, whether or not an original or a copy of such agreement has been provided to the Escrow Agent; and the Escrow Agent shall have no duty to know or inquire as to the performance or nonperformance of any provision of any such agreement, instrument, or document. References in this Escrow Agreement to any other agreement, instrument, or document are for the convenience of the Parties, and the Escrow Agent has no duties or obligations with respect thereto. This Escrow Agreement sets forth all matters pertinent to the escrow contemplated hereunder, and no additional obligations of the Escrow Agent shall be inferred or implied from the terms of this Escrow Agreement or any other agreement.

Section 2.2. Attorneys and Agents. The Escrow Agent shall be entitled to rely on and shall not be liable for any action taken or omitted to be taken by the Escrow Agent in accordance with the advice of counsel or other professionals retained or consulted by the Escrow Agent. The Escrow Agent shall be reimbursed as set forth in Section 3.1 for any and all compensation (fees, expenses and other costs) paid and/or reimbursed to such counsel and/or professionals. The Escrow Agent may perform any and all of its duties through its agents, representatives, attorneys, custodians, and/or nominees.

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Section 2.3. Reliance. The Escrow Agent shall not be liable for any action taken or not taken by it in accordance with the direction or consent of a Party or the Parties, or their respective agents, representatives, successors, or assigns, including, without limitation, pursuant to directions under Exhibits D-1 through D-5 hereto. The Escrow Agent shall not be liable for acting or refraining from acting upon any notice, request, consent, direction, requisition, certificate, order, affidavit, letter, or other paper or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, without further inquiry into the person’s or persons’ authority. Concurrent with the execution of this Escrow Agreement, the Parties shall deliver to the Escrow Agent authorized signers’ forms in the form of Exhibit B-1 and Exhibit B-2 to this Escrow Agreement.

Section 2.4. Right Not Duty Undertaken. The permissive rights of the Escrow Agent to do things enumerated in this Escrow Agreement shall not be construed as duties.

Section 2.5. No Financial Obligation. No provision of this Escrow Agreement shall require the Escrow Agent to risk or advance its own funds or otherwise incur any financial liability or potential financial liability in the performance of its duties or the exercise of its rights under this Escrow Agreement.

ARTICLE 3

PROVISIONS CONCERNING THE ESCROW AGENT

Section 3.1. Indemnification. The Parties, jointly and severally, shall indemnify, defend and hold harmless the Escrow Agent from and against any and all loss, liability, cost, damage and expense, including, without limitation, attorneys’ fees and expenses or other professional fees and expenses which the Escrow Agent may suffer or incur by reason of any action, claim or proceeding brought against the Escrow Agent, arising out of or relating in any way to this Escrow Agreement or any transaction to which this Escrow Agreement relates, unless such loss, liability, cost, damage or expense shall have been finally adjudicated to have been directly caused by the willful misconduct or gross negligence of the Escrow Agent. The provisions of this Section 3.1 shall survive the resignation or removal of the Escrow Agent and the termination of this Escrow Agreement.

Section 3.2. Limitation of Liability. THE ESCROW AGENT SHALL NOT BE LIABLE, DIRECTLY OR INDIRECTLY, FOR ANY (I) DAMAGES, LOSSES OR EXPENSES ARISING OUT OF THE SERVICES PROVIDED HEREUNDER, OTHER THAN DAMAGES, LOSSES OR EXPENSES WHICH HAVE BEEN FINALLY ADJUDICATED TO HAVE DIRECTLY RESULTED FROM THE ESCROW AGENT’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT, OR (II) SPECIAL, INDIRECT OR CONSEQUENTIAL DAMAGES OR LOSSES OF ANY KIND WHATSOEVER (INCLUDING WITHOUT LIMITATION LOST PROFITS), EVEN IF THE ESCROW AGENT HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH LOSSES OR DAMAGES AND REGARDLESS OF THE FORM OF ACTION.

Section 3.3. Resignation or Removal. The Escrow Agent may resign by furnishing written notice of its resignation to the Parties, and the Parties may remove the Escrow Agent by furnishing to the Escrow Agent a joint written notice of its removal along with payment of all fees and expenses to which it is entitled through the date of termination. Such resignation or removal, as the case may be, shall be effective thirty (30) days after the delivery of such notice or upon the earlier appointment of a successor, and the Escrow Agent’s sole responsibility thereafter shall be to safely keep the Escrow Property and to deliver the same to a successor escrow agent as shall be appointed by the Parties, as evidenced by a joint written notice filed

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with the Escrow Agent or in accordance with a court order. If the Parties have failed to appoint a successor escrow agent prior to the expiration of thirty (30) days following the delivery of such notice of resignation or removal, the Escrow Agent may petition any court of competent jurisdiction for the appointment of a successor escrow agent or for other appropriate relief, and any such resulting appointment shall be binding upon the Parties.

Section 3.4. Compensation. The Escrow Agent shall be entitled to compensation for its services as stated in the fee schedule attached hereto as Exhibit C, which compensation shall be paid by Borrower. The fee agreed upon for the services rendered hereunder is intended as full compensation for the Escrow Agent’s services as contemplated by this Escrow Agreement; provided, however, that in the event that the conditions for the disbursement of funds under this Escrow Agreement are not fulfilled, or the Escrow Agent renders any service not contemplated in this Escrow Agreement, or there is any assignment of interest in the subject matter of this Escrow Agreement, or any material modification hereof, or if any material controversy arises hereunder, or the Escrow Agent is made a party to any litigation pertaining to this Escrow Agreement or the subject matter hereof, then the Escrow Agent shall be compensated for such extraordinary services and reimbursed for all costs and expenses, including reasonable attorneys’ fees and expenses, occasioned by any such delay, controversy, litigation or event. If any amount due to the Escrow Agent hereunder is not paid within thirty (30) days after the date due, the Escrow Agent in its sole discretion may charge interest on such amount not to exceed the highest rate permitted by applicable law. The Escrow Agent shall have, and is hereby granted, a prior lien upon the Escrow Property with respect to its unpaid fees, non-reimbursed expenses and unsatisfied indemnification rights, superior to the interests of any other persons or entities and is hereby granted the right to set off and deduct any unpaid fees, non-reimbursed expenses and unsatisfied indemnification rights from the Escrow Property.

Section 3.5. Disagreements. If any conflict, disagreement or dispute arises between, among, or involving either of the Parties hereto and/or the Escrow Agent concerning the meaning or validity of any provision hereunder or concerning any other matter relating to this Escrow Agreement, or the Escrow Agent is in doubt as to the action to be taken hereunder, the Escrow Agent may, at its option, retain the Escrow Property until the Escrow Agent (i) receives a final non-appealable order of a court of competent jurisdiction or a final non-appealable arbitration decision directing delivery of the Escrow Property, (ii) receives a written agreement executed by each of the Parties involved in such disagreement or dispute directing delivery of the Escrow Property, in which event the Escrow Agent shall be authorized to disburse the Escrow Property in accordance with such final court order, arbitration decision, or agreement, or (iii) files an interpleader action in any court of competent jurisdiction, and upon the filing thereof, the Escrow Agent shall be relieved of all liability as to the Escrow Property and shall be entitled to recover attorneys’ fees, expenses and other costs incurred in commencing and maintaining any such interpleader action. The Escrow Agent shall be entitled to act on any such agreement, court order, or arbitration decision without further question, inquiry, or consent.

Section 3.6. Merger or Consolidation. Any corporation or association into which the Escrow Agent may be converted or merged, or with which it may be consolidated, or to which it may sell or transfer all or substantially all of its corporate trust business and assets as a whole or substantially as a whole, or any corporation or association resulting from any such conversion, sale, merger, consolidation or transfer to which the Escrow Agent is a party, shall be and become the successor escrow agent under this Escrow Agreement and shall have and succeed to the rights, powers, duties, immunities and privileges as its predecessor, without the execution or filing of any instrument or paper or the performance of any further act.

6

Section 3.7. Attachment of Escrow Property; Compliance with Legal Orders. In the event that any Escrow Property shall be attached, garnished or levied upon by any court order, or the delivery thereof shall be stayed or enjoined by an order of a court, or any order, judgment or decree shall be made or entered by any court order affecting the Escrow Property, the Escrow Agent is hereby expressly authorized, in its sole discretion, to respond as it deems appropriate or to comply with all writs, orders or decrees so entered or issued, or which it is advised by legal counsel of its own choosing is binding upon it, whether with or without jurisdiction. In the event that the Escrow Agent obeys or complies with any such writ, order or decree it shall not be liable to either of the Parties or to any other person, firm or corporation, should, by reason of such compliance notwithstanding, such writ, order or decree be subsequently reversed, modified, annulled, set aside or vacated.

Section 3.8 Force Majeure. The Escrow Agent shall not be responsible or liable for any failure or delay in the performance of its obligation under this Escrow Agreement arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including, without limitation, acts of God; earthquakes; fire; flood; wars; acts of terrorism; civil or military disturbances; sabotage; epidemic; riots; interruptions, loss or malfunctions of utilities, computer (hardware or software) or communications services; accidents; labor disputes; acts of civil or military authority or governmental action; it being understood that the Escrow Agent shall use commercially reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as reasonably practicable under the circumstances.

ARTICLE 4

MISCELLANEOUS

Section 4.1. Successors and Assigns. This Escrow Agreement shall be binding on and inure to the benefit of the Parties and the Escrow Agent and their respective successors and permitted assigns. No other persons shall have any rights under this Escrow Agreement. No assignment of the interest of any of the Parties shall be binding unless and until written notice of such assignment shall be delivered to the other Party and the Escrow Agent and shall require the prior written consent of the other Party and the Escrow Agent (such consent not to be unreasonably withheld).

Section 4.2. Escheat. The Parties are aware that under applicable state law, property which is presumed abandoned may under certain circumstances escheat to the applicable state. The Escrow Agent shall have no liability to the Parties, their respective heirs, legal representatives, successors and assigns, or any other party, should any or all of the Escrow Property escheat by operation of law.

Section 4.3. Notices. All notices, requests, demands, and other communications required under this Escrow Agreement shall be in writing, in English, and shall be deemed to have been duly given if delivered (i) personally, (ii) by facsimile transmission with written confirmation of receipt, (iii) by overnight delivery with a reputable national overnight delivery service, or (iv) by mail or by certified mail, return receipt requested, and postage prepaid. If any notice is mailed, it shall be deemed given five (5) business days after the date such notice is deposited in the United States mail. If notice is given to a party, it shall be given at the address for such party set forth below. It shall be the responsibility of the Parties to notify the Escrow Agent and the other Party in writing of any name or address changes. In the case of communications delivered to the Escrow Agent, such communications shall be deemed to have been given on the date received by the Escrow Agent.

7

If to Lender:

CMB Infrastructure Investment Group VII, LP

c/o CMB Export, LLC

7819 42nd Street West

Rock Island, Illinois 61201

Attn:     Patrick F. Hogan, General Partner

Tel:       (309) 797-1550

Fax:      (855) 852-5733

If to Borrower:

BrightSource Ivanpah Fundings, LLC

c/o BrightSource Energy, Inc.

1999 Harrison Street, Suite 2150

Oakland, California 94612

Attn:     General Counsel

Tel:       (510) 550-8161

Fax:      (510) 550-8165

If to the Escrow Agent:

Wells Fargo Bank, National Association

333 Market Street, 18th Floor

MAC A 0119—181

San Francisco, CA 94105

Attention: Michael Susnow; Corporate, Municipal and Escrow Solutions

Telephone:      (415) 371-3224

Facsimile:       (415) 371-3400

Email:             michael.susnow@wellsfargo.com

Section 4.4. Governing Law. This Escrow Agreement shall be governed by and construed in accordance with the laws of the State of California.

Section 4.5. Entire Agreement. This Escrow Agreement sets forth the entire agreement and understanding of the parties related to the Escrow Property.

Section 4.6. Amendment. This Escrow Agreement may be amended, modified, superseded, rescinded, or canceled only by a written instrument executed by the Parties and the Escrow Agent.

Section 4.7. Waivers. The failure of either Party to this Escrow Agreement or the Escrow Agent at any time or times to require performance of any provision under this Escrow Agreement shall in no manner affect the right at a later time to enforce the same performance. A waiver by either Party to this Escrow Agreement or the Escrow Agent of any such condition or breach of any term, covenant, representation, or warranty contained in this Escrow Agreement, in any one or more instances, shall neither be construed as a further or continuing waiver of any such condition or breach nor a waiver of any other condition or breach of any other term, covenant, representation, or warranty contained in this Escrow Agreement.

8

Section 4.8. Headings. Section headings of this Escrow Agreement have been inserted for convenience of reference only and shall in no way restrict or otherwise modify any of the terms or provisions of this Escrow Agreement.

Section 4.9. Counterparts. This Escrow Agreement may be executed in one or more counterparts, each of which when executed shall be deemed to be an original, and such counterparts shall together constitute one and the same instrument.

[The remainder of this page left intentionally blank.]

9

IN WITNESS WHEREOF, this Escrow Agreement has been duly executed as of the date first written above.

CMB INFRASTRUCTURE INVESTMENT GROUP VII, L.P., as Lender

By:

Name:

Title:

BRIGHTSOURCE IVANPAH FUNDINGS, LLC, as Borrower

By:

Name:

Title:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Escrow Agent

By:

Name:

Title:

S-1

EXHIBIT A

Direction for Investment of Cash Balances

Wells Fargo Advantage Funds

Direction to use Wells Fargo Advantage Funds for Cash Balances for the following account(s):

Account Name:            BrightSource/CMB Escrow

Account Number(s):    [to come]

You are hereby directed to invest, as indicated below or as I/we shall direct further from time to time, all cash in the accounts listed above in the following money market portfolio of Wells Fargo Advantage Funds (the “Fund”) or another permitted investment of my/our choice (check one of the following):

☐	Wells Fargo Advantage Funds, Government Money Market Fund
☐	Wells Fargo Advantage Funds, Cash Investment Money Market Fund
☐	Wells Fargo Advantage Funds, Prime Investment Money Market Fund
☐	Wells Fargo Advantage Funds, 100% Treasury Money Market Fund
☐	Wells Fargo Advantage Funds, Treasury Plus Money Market Fund
☐	Wells Fargo Advantage Funds, Heritage Money Market Fund

I/we acknowledge that I/we have received, at my/our request, and reviewed the Fund’s prospectus and have determined that the Fund is an appropriate investment for the Account.

I/we understand from reading the Fund’s prospectus that Wells Fargo Funds Management, LLC, (“Wells Fargo Funds Management”), a wholly-owned subsidiary of Wells Fargo & Company, provides investment advisory and other administrative services for the Wells Fargo Advantage Funds. Other affiliates of Wells Fargo & Company provide sub-advisory and other services for the Funds. Boston Financial Data Services serves as transfer agent for the Funds. The Funds are distributed by Wells Fargo Funds Distributor, LLC, Member NASD/SIPC, an affiliate of Wells Fargo & Company. I/we also understand that Wells Fargo & Company will be paid, and its bank affiliates may be paid, fees for services to the Funds and that those fees may include Processing Organization fees as described in the Fund’s prospectus.

I/we understand that you will not exclude amounts invested in the Fund from assets in the account(s) listed above that are subject to fees under the Agreement between us.

I/we understand that investments in the Fund are not obligations of, or endorsed or guaranteed by, Wells Fargo Bank or its affiliates and are not insured by the Federal Deposit Insurance Corporation.

I/we acknowledge that I/we have full power to direct investments of the account(s) listed above.

I/we understand that I/we may change this direction at any time and that it shall continue in effect until revoked or modified by me/us by written notice to you.

I/we understand that if I/we choose to communicate this investment direction solely via facsimile, then the investment direction will be understood to be enforceable and binding.

LENDER:

Authorized Representative

Date:

EXHIBIT B-1

Certificate as to Authorized Signatures

The specimen signatures shown below are the specimen signatures of the individuals who have been designated as authorized representatives of CMB Infrastructure Investment Group VII, LP and are authorized to initiate and approve transactions of all types for the escrow account or accounts established under the Escrow Agreement to which this Exhibit B-1 is attached, on behalf of CMB Infrastructure Investment Group VII, LP.

Name / Title	Specimen Signature

Name	Signature

Title

Name	Signature

Title

Name	Signature

Title

Name	Signature

Title

EXHIBIT B-2

Certificate as to Authorized Signatures

The specimen signatures shown below are the specimen signatures of the individuals who have been designated as authorized representatives of BrightSource Ivanpah Fundings, LLC and are authorized to initiate and approve transactions of all types for the escrow account or accounts established under the Escrow Agreement to which this Exhibit B-2 is attached, on behalf of BrightSource Ivanpah Fundings, LLC.

Name / Title	Specimen Signature

Name	Signature

Title

Name	Signature

Title

Name	Signature

Title

Name	Signature

Title

EXHIBIT C

FEES OF ESCROW AGENT

EXHIBIT D

DISTRIBUTION NOTICES

EXHIBIT D-1

INTEREST PAYMENT DISBURSEMENT DIRECTION

[Borrower letterhead]

This Interest Payment Disbursement Direction is being given this      day of 20    , by BrightSource Ivanpah Fundings, LLC, as “Borrower” under the Escrow Agreement, dated                      (the “Escrow Agreement”), among Borrower, CMB Infrastructure Investment Group VII, L.P., as “Lender”, and Wells Fargo Bank, National Association, as “Escrow Agent”. Capitalized terms used in this Interest Payment Disbursement Direction that are not otherwise defined shall have the meaning given to them in the Escrow Agreement.

The undersigned Borrower hereby directs Escrow Agent to make a payment from the Escrow Property to the Lender Designated Account in the amount of $             pursuant to Section 2.1(c) of the Loan Agreement.

BrightSource Ivanpah Fundings, LLC

By:
Name:
Title:

EXHIBIT D-2

PRINCIPAL PAYMENT DISBURSEMENT DIRECTION

[Borrower letterhead]

This Principal Payment Disbursement Direction is being given this      day of 20    , by BrightSource Ivanpah Fundings, LLC, as “Borrower” under the Escrow Agreement, dated                      (the “Escrow Agreement”), among Borrower, CMB Infrastructure Investment Group VII, L.P., as “Lender”, and Wells Fargo Bank, National Association, as “Escrow Agent”. Capitalized terms used in this Principal Payment Disbursement Direction that are not otherwise defined shall have the meaning given to them in the Escrow Agreement.

The undersigned Borrower hereby directs Escrow Agent to make a payment from the Escrow Property to the Lender Designated Account in the amount of $            .

The foregoing principal payment is:

A Prepayment of Principal (as defined in the Loan Agreement) with respect to Cleared Investors as provided in Section 2.2(b) of the Loan Agreement.

A Prepayment of Principal on or after the Prepayment Date (as defined in the Loan Agreement).

A payment of principal of the Loan on the Maturity Date (as defined in the Loan Agreement).

BrightSource Ivanpah Fundings, LLC

By:
Name:
Title:

EXHIBIT D-3

PERMITTED DISTRIBUTION DISBURSEMENT DIRECTION

[Borrower letterhead]

This Permitted Distribution Disbursement Direction is being given this      day of 20    , by BrightSource Ivanpah Fundings, LLC, as “Borrower” under the Escrow Agreement, dated                      (the “Escrow Agreement”), among Borrower, CMB Infrastructure Investment Group VII, L.P., as “Lender”, and Wells Fargo Bank, National Association, as “Escrow Agent”. Capitalized terms used in this Permitted Distribution Disbursement Direction that are not otherwise defined shall have the meaning given to them in the Escrow Agreement.

The undersigned Borrower hereby directs Escrow Agent to make a payment from the Escrow Property in the amount of $             to the following account:

[Account name]

[Account holder]

[Account number]

[Bank]

[Routing number]

The foregoing payment is permitted pursuant to the Loan Agreement as follows:

Such payment constitutes proceeds of the funding of the Loan.

Such payment is a distribution permitted by the Borrower under the Tax Benefit Agreement (as defined in the Loan Agreement).

Such payment constitutes proceeds of a capital contribution by BrightSource (as defined in the Loan Agreement).

Such payment represents the amount by which the Escrow Property exceeds the amount outstanding under the Loan.

BrightSource Ivanpah Fundings, LLC

By:
Name:
Title:

EXHIBIT D-4

DEFAULT DISBURSEMENT DIRECTION

[Lender letterhead]

This Default Disbursement Direction is being given this      day of 20    , by CMB Infrastructure Investment Group VII, L.P., as “Lender” under the Escrow Agreement, dated                      (the “Escrow Agreement”), among Lender, BrightSource Ivanpah Fundings, LLC, as “Borrower”, and Wells Fargo Bank, National Association, as “Escrow Agent”. Capitalized terms used in this Default Disbursement Direction that are not otherwise defined shall have the meaning given to them in the Escrow Agreement.

The undersigned Lender hereby certifies that there has occurred and is ongoing an “Event of Default” under the Loan Agreement, and hereby directs Escrow Agent to make a payment from the Escrow Property in the amount of $             to the Lender Designated Account.

CMB Infrastructure Investment Group VII, L.P.

By:
Name:
Title:

EXHIBIT D-5

JOINT DISBURSEMENT DIRECTION

This Joint Disbursement Direction is being given this      day of 20    , by CMB Infrastructure Investment Group VII, L.P., as “Lender”, and BrightSource Ivanpah Fundings, LLC, as “Borrower”, each under the Escrow Agreement, dated                      (the “Escrow Agreement”), among Lender, Borrower, and Wells Fargo Bank, National Association, as “Escrow Agent”. Capitalized terms used in this Joint Disbursement Direction that are not otherwise defined shall have the meaning given to them in the Escrow Agreement.

The undersigned Lender and Borrower hereby direct Escrow Agent to make a payment in the amount of $             to the following account:

[Account name]

[Account holder]

[Account number]

[Bank]

[Routing number]

CMB Infrastructure Investment Group VII, L.P.

By:
Name:
Title:

BrightSource Ivanpah Fundings, LLC

By:
Name:
Title:

EXHIBIT E

LENDER DESIGNATED ACCOUNT

ANNEX I

ESCROW ACCOUNT

Attention	Corporate Trust Services
Routing Transit Number	Wells Fargo Bank, N.A.
121 000 248

Beneficiary Account Number	[*]

Beneficiary Account Name	Corporate Trust Wire Clearing

FFC:	BrightSource/CMB Escrow Account #[to come]

NOTE	ATTN: Michael Susnow/CMES/415.371.3224

*	Confidential Treatment Requested

EXHIBIT D-1

Form of Borrower Operating Statement

BRIGHTSOURCE IVANPAH FUNDINGS, LLC

CONSOLIDATED STATEMENT OF OPERATIONS

(In thousands)

	Three Months Ended		[ ] Months Ended
	[ ], 20	[ ], 20	[ ], 20	[ ], 20
Revenues
Cost of revenues
Gross profit/loss

Operating expenses
Profit/loss from operations

Interest income
Interest expense
Other income (expense), net
Net profit/loss

BRIGHTSOURCE IVANPAH FUNDINGS, LLC

CONSOLIDATED STATEMENT OF CASH FLOWS

(In thousands)

	Three Months Ended		[ ] Months Ended
	[ ], 20	[ ], 20	[ ], 20	[ ], 20
Cash flow from operating activities:
Net profit/loss
Adjustments to reconcile net profit/loss to net cash used in operating activities:
Depreciation and amortization
[ ]
[ ]
[ ]
…
Net cash provided by (used in) operating activities

Cash flows from investing activities:
Purchases of property, plant and equipment
[ ]
[ ]
[ ]
…
Net cash provided by (used in) investing activities

Cash flows from financing activities:
[ ]
[ ]
[ ]
…
Net cash provided by (used in) investing activities

Net increase (decrease) in cash and cash equivalents
Cash and cash equivalents—Beginning of period
Cash and cash equivalents—End of period

EXHIBIT D-2

Form of EB-5 Documentation

                    , 201

Mr. Patrick F. Hogan, President

CMB Export, LLC

7819 42nd St West

Rock Island, Illinois 61201

RE:	$90,000,000 CMB GROUP VII INVESTMENT FUND RECONCILIATION OF EXPENDITURES

Dear Mr. Hogan:

This letter sets forth the details regarding the expenditures incurred by BrightSource Ivanpah Fundings, LLC, a Delaware limited liability company (“Borrower”), in association with the loan of $90,000,000 provided to Borrower by CMB Infrastructure Investment Group VII, LP, a California limited partnership (“Lender”). Details of the investment loan provided by Lender to Borrower are contained in a Loan Agreement dated November 21, 2011, having been previously outlined in an authorization to raise capital letter dated October 12, 2011.

Borrower owns 100% of the membership interests in, and is the sole member of, BrightSource Ivanpah Holdings, LLC, a Delaware limited liability company (“BSIH”). BSIH, along with two other partners, are the members of Ivanpah Master Holdings, LLC, a Delaware limited liability company (“Master Holdings”). Master Holding is the sole indirect owner of Solar Partners II, LLC, Solar Partners I, LLC, and Solar Partners VIII, LLC (collectively, the “Project Companies”).

The Project Companies developed and constructed, and currently own and operate, three solar thermal electric generating plants located in Ivanpah, California with a combined nominal generating capacity of approximately 392 MW and certain common facilities serving such plants (collectively, the “Project”).

Development and construction activities of the Project concluded in [October 2013]. In completing construction of the Project, the Project Companies incurred total combined project expenditures of approximately [$2.220 billion]. Of this total, Borrower, through Master Holdings, provided approximately [$130 million] of equity funding, with the other members of Master Holdings providing the remaining approximately [$468 million] of equity funding. The remainder of the Project’s funding, approximately [$1.622 billion], came in the form of loans to the Project Companies guaranteed by the U.S. Department of Energy and funded by the Federal Financing Bank, a branch of the U.S. Department of Treasury.

Borrower financed a portion of its approximately [$130 million] of equity contributions with the $90 million loan provided to Borrower by Lender, and thus Borrower can confirm that Lender’s $90 million loan provided a key portion of the financing for the Project. Borrower (through its parent company, BrightSource Energy, Inc.) provided the remaining approximately [$40 million] in equity.

Based on Borrower’s share of the equity contributions made to the Project relative to total equity made by all equity contributors, the portion of the [$2.220 billion] Project costs attributable to Borrower’s [$130 million] of equity is approximately [$481 million]. Schedule A attached hereto is a certification by Borrower as to these Project costs, and Schedule B attached hereto contains a more detailed break-down of these costs. Schedule C includes a list of the key construction contracts and supplier contracts pursuant to which these expenditures were made.

As of the date of this letter the full loan principal amount of $90 million provided by Lender to Borrower remains outstanding. Repayment of the full amount of loan principal is expected on or before the loan’s maturity date of [                    , 2018].

Should you require any additional supporting information or other verifications of dollar amounts or completion dates for the Project, please contact the undersigned at your convenience.

SCHEDULE A

Certification of Expenses

Borrower hereby certifies that the Project has incurred and paid expenses in the following categories and in the following amounts:

Expenditure Category	Total

TOTAL

SCHEDULE B

Detailed Cost Break-Down

SCHEDULE C

List of Key Construction and Supply Agreements

EXHIBIT E

Loan Documents

1.	This Agreement

2.	The Note (as defined in this Agreement)

3.	The Guaranty Agreement (as defined in this Agreement)

4.	The Deposit Account Control Agreement (as defined in this Agreement) including all UCC filings

5.	The Escrow Agreement (as defined in this Agreement)

6.	The Tax Benefit Agreement (as defined in this Agreement)

EXHIBIT F

Form of Note

[See attached]

THIS SECURED PROMISSORY NOTE AND THE SECURITIES TO WHICH IT RELATES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”). NO SALE OR DISPOSITION MAY BE EFFECTED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL FOR HOLDER SATISFACTORY TO PAYOR THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE ACT OR RECEIPT OF A NO-ACTION LETTER FROM THE SECURITIES AND EXCHANGE COMMISSION.

SECURED PROMISSORY NOTE

$[90,000,000.00]	, 20
Oakland, California

For value received BrightSource Ivanpah Fundings, LLC, a Delaware limited liability company (“Payor”), promises to pay to CMB Infrastructure Investment Group VII, LP, a California limited partnership, or its permitted assigns (“Holder”), the principal sum of Ninety Million Dollars ($90,000,000.00), with interest on the outstanding principal amount as provided in that certain Loan Agreement (the “Loan Agreement”), dated as of November 21, 2011, among Payor, Holder and CMB Export, LLC, a California limited liability company. Capitalized terms used herein and not defined shall have the meanings given to them in the Loan Agreement.

1. Issuance of Note. This Secured Promissory Note (this “Secured Note”) is issued pursuant to the terms of, and is subject in its entirety to, the Loan Agreement.

2. Payments. All payments of principal and interest under this Secured Note shall be in lawful money of the United States of America and shall be made to Holder. All payments under this Secured Note shall be made and applied as provided in the Loan Agreement.

3. Maturity Date. Any amount of principal and accrued interest and accrued costs and expenses and other accrued and unpaid Obligations outstanding under this Secured Note shall become fully due and payable on the Maturity Date.

4. Event of Default. If there shall be any Event of Default under the Loan Agreement or any breach of Payor’s obligations under this Secured Note, Holder shall have all of the rights and remedies set forth in the Loan Agreement, including declaring all amounts remaining unpaid under this Secured Note immediately due and payable. In the event of any default hereunder, Payor shall pay all reasonable attorneys’ fees and court costs incurred by Holder in enforcing and collecting this Secured Note.

5. Prepayment. Payor may prepay this Secured Note prior to the Maturity Date only as provided in the Loan Agreement.

6. Waivers. Payor hereby waives demand, notice, presentment, protest and notice of dishonor.

7. Recourse; Security. This Secured Note is full recourse against Payor. This Secured Note is secured as provided in the Deposit Agreement referenced in the Loan Agreement.

8. Governing Law. THIS SECURED NOTE SHALL BE INTERPRETED, AND THE RIGHTS AND LIABILITIES OF THE PARTIES HERETO DETERMINED, IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA, WITHOUT GIVING EFFECT TO CONFLICTS OF LAW PROVISIONS.

9. Amendment. Any term of this Secured Note may be amended or waived with the written consent of Payor and Holder.

10. Assignment. Payor agrees that Holder may, at any time and from time to time, at its option, sell, assign, pledge, transfer, negotiate or otherwise dispose of all or a portion of its interest in this Secured Note to any other Person, on the terms set forth in the Loan Agreement.

(Signature Page Follows)

2

IN WITNESS WHEREOF, BrightSource Ivanpah Fundings, LLC caused this SECURED PROMISSORY NOTE to be executed by its duly authorized officer as of                     , 20    .

BrightSource Ivanpah Fundings, LLC, a Delaware limited liability company

By:
Name:
Title:

SIGNATURE PAGE TO SECURED PROMISSORY NOTE

EXHIBIT G

Form of Tax Benefit Agreement

[See attached]

TAX BENEFIT AGREEMENT

THIS TAX BENEFIT AGREEMENT (this “Agreement”) is entered into as of ______, 2011 by and among BrightSource Energy, Inc., a Delaware corporation (“BrightSource”), BrightSource Ivanpah Fundings, LLC, a Delaware limited liability company (“Borrower”) and CMB Infrastructure Investment Group VII, LP, a California limited partnership (“Lender”).

RECITALS

A. Borrower holds indirect ownership interests in the entities engaged in the development and construction of three solar thermal electric generating plants with a combined projected nominal generating capacity of approximately 392 MW and certain common facilities serving such plants located in Ivanpah, California (the “Project”).

B. BrightSource is the sole member of BrightSource Asset Holdings, LLC, a Delaware limited liability company (“Asset Holdings”), and Asset Holdings, in turn, is the sole member of Borrower.

C. BrightSource may be entitled to losses, deductions, credits and depreciation for federal and state income tax purposes or other non-cash tax benefits arising from or associated with the Project (the “Tax Benefits”).

D. Borrower and Lender are parties to a Loan Agreement entered into as of November 21, 2011 (the “Loan Agreement”), whereby Lender agrees to originate a loan to Borrower, and the execution of this Agreement is a condition to the first advance of such loan.

E. In order to provide additional security to Lender in connection with the Loan Agreement, BrightSource agrees to make payments to Borrower for deposits as required pursuant to the Loan Agreement if and to the extent BrightSource realizes income tax savings attributable to the Tax Benefits.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants contained herein, the parties agree as follows:

AGREEMENT

1.	DEFINITIONS

Capitalized terms used in this Agreement and not otherwise defined herein shall have the meanings ascribed to them in the Loan Agreement.

2.	TAX BENEFIT PAYMENTS

(a) If BrightSource, as a result of a Tax Benefit, realizes actual federal or state income tax savings that it would not realize but for such Tax Benefit (determined on a with and without basis), and such tax savings were not previously taken into account by it in computing a payment hereunder, BrightSource shall pay to Borrower for deposit to the Borrower Account (as defined in the Loan Agreement) an amount equal to any such tax savings.

(b) If BrightSource (including for this purpose any Affiliate of BrightSource other than Borrower) enters into any Tax Benefit Monetization Transaction, BrightSource shall pay or cause to be paid to Borrower for deposit to the Borrower Account an amount equal to the proceeds from such Tax Benefit Monetization Transaction (net of any transaction costs).

(c) Any payment due to Borrower pursuant to this Section 2 shall be paid promptly and in no event later than ninety (90) days after the date BrightSource files its federal or state tax return reflecting such tax savings or the date BrightSource receives such Tax Benefit Monetization Transaction proceeds, as the case may be.

(d) If BrightSource shall (i) suffer a disallowance of any such tax savings realized by BrightSource as a result of an adjustment required by a taxing authority, (ii) repay to a taxing authority any such tax savings realized by BrightSource as a result of an error made in a previously filed tax return (as reasonably determined by BrightSource) or (iii) be required to repay (directly or indirectly) any proceeds from any Tax Benefit Monetization Transaction, Borrower shall, as provided in Section 6.1(h) of the Loan Agreement, be entitled to make a payment to BrightSource of an amount equal to any such disallowance or repayment, as the case may be, which payment shall be made upon the delivery by BrightSource to Lender of documentation reasonably evidencing any such disallowance or repayment.

(e) The obligation to make payments to Borrower pursuant to this Section 2 in any tax year shall be reduced to the extent BrightSource realizes any federal or state income tax detriment as a result of items of income or gain arising from or associated with the Project in such tax year, until such obligation is reduced to zero; thereafter Borrower shall be entitled to make a payment to BrightSource of an amount equal to such income tax detriment. In no event shall the payments to BrightSource pursuant to Section 2(d) and (e) exceed the cumulative outstanding total of all payments made from BrightSource (or any Affiliate of BrightSource other than Borrower) to Borrower pursuant to Section 2(a) and (b).

(f) BrightSource shall provide to Lender, within ten (10) business days after receipt by BrightSource of a written request from Lender, copies of all state and federal tax returns, amended tax returns and audit results related to the Tax Benefits included in such tax returns as filed by or received by BrightSource for each tax year during the term of this Agreement. Such information is intended to provide Lender with verification of the Tax Benefits, if any, and the disallowances or other repayments required to be recognized or made by BrightSource pursuant to this Agreement that have occurred with respect to each tax year during the term of this Agreement. Lender acknowledges that any information provided by BrightSource or Borrower to Lender pursuant to this Agreement is subject to the confidentiality provisions of Section 5.2 of the Loan Agreement.

3.	TERM

This Agreement shall be effective until the earlier of the date (a) the parties mutually agree to terminate this Agreement or (b) all Obligations incurred by Borrower under the Loan Agreement have been satisfied.

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4.	MISCELLANEOUS

(a)	Entire Agreement

This Agreement contains the entire agreement of the parties hereto with respect to the subject matter contained herein and supersedes all prior agreements and understandings of the parties hereto with respect to the subject matter covered hereby for the period during the term of this Agreement.

(b)	Modification

No alteration, amendment or modification of any of the terms of this Agreement shall be valid unless made by an instrument signed in writing by an authorized officer of each party.

(c)	Governing Law

This Agreement has been made in and shall be construed and enforced in accordance with the law of the State of California from time to time obtaining, without regard to the conflicts of laws provisions thereof.

(d)	Assignment

This Agreement shall be binding upon and inure to the benefit of each party hereto and its respective successors and assigns.

(e)	Notices

All notices and other communications hereunder shall be deemed to have been duly given if given in writing and delivered by hand or mailed, certified or registered mail, with postage prepaid addressed to the party to which the notice or other communication is given.

(f)	Counterparts

This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

(g)	Severability

If any term, provision or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions and restrictions shall remain in full force and effect and in no way be affected, impaired or invalidated.

[signature page follows]

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IN WITNESS WHEREOF, the parties hereto have caused this agreement to be signed by their duly authorized representatives as of the date first above written.

BRIGHTSOURCE ENERGY, INC.

By:

Name:

Title:

BRIGHTSOURCE IVANPAH FUNDINGS, LLC

By:

Name:

Title:

CMB INFRASTRUCTURE INVESTMENT GROUP VII, LP

By:

Name:

Title:

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Schedule 4.1(c)

Certain Consents and Authorizations

Entering into the Loan Agreement and consummating the transactions contemplated by the Loan Documents require the prior consent of BDC Ivanpah, LLC, a lender to the Borrower as of the date of the Loan Agreement. The Borrower will obtain such consent as of the Effective Date.